Exhibit 10.1
EXECUTION COPY

Amendment No. 7 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of October 1, 2010 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), as an Investor, Fifth Third Bank (“Fifth Third”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), as Program Agent, an Investor Agent and a Bank, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements.

(1)            The Seller, Gotham, BTM and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.

(2)           Pursuant to a Group Assignment effective as of the date hereof, Fifth Third has become a party to the Agreement as a Bank and an Investor Agent.

(3)           The parties hereto desire to make certain amendments to the Agreement and certain documents related thereto.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.  Amendments.  Upon the effectiveness of this Amendment, the Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.  After giving effect to such amendments set forth on Annex A, the Agreement (exclusive of the schedules and annexes thereto) shall read in full as set forth on Annex B attached hereto.

SECTION 2.  Effectiveness.  This Amendment shall become effective  at such time that:

       (i)      executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto;

              (ii)      the Program Agent shall have received duly executed copies of an amended and restated Fee Agreement in form and substance satisfactory to the Program Agent and the Investor Agents and dated as of the date hereof (the “A&R Fee Agreement”);

              (iii)      the Investor Agents shall have received payment of the Upfront Fee (as defined in the A&R Fee Agreement); and

              (iv)      the Program Agent shall have received certificates of the secretary or assistant secretary of the Seller and Lexmark as to the organizational documents, incumbency and resolutions or other evidence of authorization of the transactions contemplated by this Amendment, each in form and substance satisfactory to the Program Agent.

SECTION 3.     Representations and Warranties.  The Seller makes each of the representations and warranties contained in Section  4.01 of the Agreement (after giving effect to this Amendment).

SECTION 4.   Confirmation of Agreement.  Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6.  Execution in Counterparts.  This Amendment  may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf)  shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By: /s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

[Amendment No. 7 to Receivables Purchase Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By: /s/ Aditya Reddy
Name: Aditya Reddy
Title: Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent

By: /s/ Aditya Reddy
Name: Aditya Reddy
Title: Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By: /s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

GOTHAM FUNDING CORPORATION,
as an Investor

By: /s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: President

[Amendment No. 7 to Receivables Purchase Agreement]

FIFTH THIRD BANK
as an Investor Agent and a Bank

By: /s/ Andrew D. Jones
Name: Andrew D. Jones
Title: Vice President

[Amendment No. 7 to Receivables Purchase Agreement]

ANNEX A

CHANGED PAGES TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

SEE ATTACHED.

[Amendment No. 7 to Receivables Purchase Agreement]

~~[~~CONFORMED COPY
~~OCTOBER 2, 2009]~~ INCORPORATING AMENDMENTS NOS. 1-7
TO THE EXTENT EFFECTIVE AS OF OCTOBER 1, 2010

AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

Dated as of October 8, 2004

Among

LEXMARK RECEIVABLES CORPORATION

as the Seller

and

~~CIESCO, LLC~~
~~and~~
GOTHAM FUNDING CORPORATION

as the ~~Investors~~Investor

and

~~CITIBANK, N.A.~~
~~and~~
THE BANK OF TOKYO ~~–~~ -MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH
and
FIFTH THIRD BANK

as Banks

and

~~CITICORP NORTH AMERICA, INC.~~THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH

as the Program Agent

and

~~CITICORP NORTH AMERICA, INC.~~
~~and~~
THE BANK OF TOKYO ~~–~~ -MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH
and
FIFTH THIRD BANK

as Investor Agents

                                                                                  TABLE OF CONTENTS
                                                                                                                                                                                Page
PRELIMINARY STATEMENTS………………………………………........................………………………...1

ARTICLE I DEFINITIONS………………………………………………………………...........................……..~~2~~1

SECTION 2.01                                Purchase Facility………………………………………………..…27
SECTION 2.02                                Making Purchases………………………………………………...28
SECTION 2.03                                Receivable Interest Computation………………………………...29
SECTION 2.04                                Settlement Procedures  ………………………………………...…30
SECTION 2.05                                Fees……………………………………………………….......……~~34~~35
SECTION 2.06                                Payments and Computations, Etc……………………………......35
SECTION 2.07                                Dividing or Combining Receivable Interests…………………….35
SECTION 2.08                                Increased Costs………………………………………………....…..36
SECTION 2.09                                Additional Yield on Receivable Interests Bearing a
Eurodollar Rate……………………………………………...............…. ~~36~~37
SECTION 2.10                                Taxes…………………………………………………………….........37
SECTION 2.11                                Security Interest……………………………….....………………….38
SECTION 2.12                                Sharing of Payments……………………………......………………..39
SECTION 2.13                                Repurchase Option…………………………………........……………39

ARTICLE III CONDITIONS OF PURCHASES……………………………………….................................………..40
SECTION 3.01                                Conditions Precedent to Initial Purchase…………………....……...40
SECTION 3.02                                Conditions Precedent to All Purchases and Reinvestments.……...41

ARTICLE IV REPRESENTATIONS AND WARRANTIES………………………………..................................…..42
SECTION 4.01                                Representations and Warranties of the Seller………………….......42
SECTION 4.02                                Representations and Warranties of the Collection Agent………...45

ARTICLE V COVENANTS……………………………………………………………….....................................……..46
SECTION 5.01                                Covenants of the Seller…………………………………………...........46
SECTION 5.02                                Covenant of the Seller and the Originator…………........…………….52

SECTION 6.04                                Rights and Remedies………………………………………….........…..56
SECTION 6.05                                Further Actions Evidencing Purchases…………………………........56
SECTION 6.06                                Covenants of the Collection Agent and the Originator…....……..~~56~~57
SECTION 6.07                                Indemnities by the Collection Agent…………………………........….57
SECTION 6.08                                Cash Collateral Account……………………………………..........……58

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ARTICLE VII EVENTS OF TERMINATION…………………………………………...........................................…….~~58~~59
SECTION 7.01                                Events of Termination …...............………………………………………~~58~~59

ARTICLE VIII THE PROGRAM AGENT…………………………………………...........................................…………...62
SECTION 8.01                                Authorization and Action……………………………………….................62
SECTION 8.02                                Program Agent’s Reliance, Etc…………………………...............………..62
SECTION 8.03                                BTM and Affiliates…………………………………………….................…63
SECTION 8.04                                Indemnification of Program Agent…………………................……………63
SECTION 8.05                                Delegation of Duties………………………………………….......................63
SECTION 8.06                                Action or Inaction by Program Agent....................................……………~~63~~64
SECTION 8.07                                Notice of Events of Termination…………………………..................……~~63~~64
SECTION 8.08                                Non-Reliance on Program Agent and Other Parties……………..................64
SECTION 8.09                                Successor Program Agent……………………………………...................…..64
SECTION 8.10                                Reports and Notices…………………………………........................………...~~64~~65

ARTICLE IX THE INVESTOR AGENTS……………………………………….................................................………….…...65
SECTION 9.01                                Authorization and Action……………………………………............................65
SECTION 9.02                                Investor Agent’s Reliance, Etc……………………………......................……..65
SECTION 9.03                                Investor Agent and Affiliates………………………………......................…….66
SECTION 9.04                                Indemnification of Investor Agents……………………………........................66
SECTION 9.05                                Delegation of Duties………………………………………….........................…..66
SECTION 9.06                                Action or Inaction by Investor Agent………………….....................…………66
SECTION 9.07                                Notice of Events of Termination…………………...................................………~~66~~67
SECTION 9.08                                Non-Reliance on Investor Agent and Other Parties…………….......................67
SECTION 9.09                                Successor Investor Agent………………………………………..........................67
SECTION 9.10                                Reliance on Investor Agent………………………...........................……………~~67~~68

ARTICLE X INDEMNIFICATION……………………………………………………....................................................………..68

SECTION 11.02                                Notices, Etc………………………………………….........................……………70
SECTION 11.03                                Assignability……………………………………………............................……..70
SECTION 11.04                                Costs, Expenses and Taxes………………………………….......................……72
SECTION 11.05                                No Proceedings……………………………………………............................…..~~72~~73
SECTION 11.06                                Confidentiality………………………………………………................................73
SECTION 11.07                                GOVERNING LAW………………………………............................…………~~73~~74
SECTION 11.08                                Execution in Counterparts……….......................………………………………..74
SECTION 11.09                                Survival of Termination………………………….........................……………….74
SECTION 11.10                                Consent to Jurisdiction…………………………………………...........................74
SECTION 11.11                                WAIVER OF JURY TRIAL…………………………......................................~~74~~75

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AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

Dated as of October 8, 2004

LEXMARK RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ~~CIESCO, LLC, a New York limited liability company, as an Investor (as defined herein),~~ GOTHAM FUNDING CORPORATION, a Delaware corporation, as an Investor~~, CITIBANK, N.A., as a Bank~~ (as defined herein), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank (as defined herein) and an Investor Agent (as defined herein), ~~CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”)~~FIFTH THIRD BANK, as a Bank and an Investor Agent, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as program agent (the “Program Agent”) for the Investors and the Banks ~~and as an Investor Agent~~, and LEXMARK INTERNATIONAL, INC., a Delaware corporation, as Collection Agent and Originator, agree as follows:

PRELIMINARY STATEMENTS.

(1)           Seller has acquired, and may continue to acquire, Receivables from the Originator (as hereinafter defined), either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator.  The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Receivables (as such term is defined herein).

(2)           The Seller, ~~CNAI,~~ the Originator, ~~CIESCO~~Gotham and ~~Citibank~~BTM (as such terms are hereinafter defined) are parties to ~~a certain~~  an Amended and Restated Receivables Purchase Agreement dated as of October ~~22, 2001,~~8, 2004, as heretofore amended (as so amended, the “Original Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, ~~CIESCO~~Gotham may, in its sole discretion, purchase Receivable Interests and ~~Citibank~~BTM is prepared to purchase such Receivable Interests.

(3)           ~~Gotham (as hereinafter defined) intends to, from time to time, purchase Receivable Interests (as hereinafter defined) and BTM (as hereinafter defined) is prepared to purchase such Receivable Interests, in each case on the terms set forth herein.~~

~~(4)           The parties hereto wish to amend and restate in its entirety the Original Agreement to reflect, among other things, the purchase of Receivable Interests by Gotham and BTM and further amendments thereto agreed upon by the parties.~~Pursuant to a Group Assignment, Fifth Third Bank has become a party to the Original Agreement as a Bank and an Investor Agent.

NOW, THEREFORE, the parties hereto agree ~~that the Original Agreement is amended and restated in its entirety~~ as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01                                Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Group” means each Eligible Investor, its Eligible Related Banks and its Investor Agent that becomes a party to this Agreement by entering into a Group Assignment or, if there is no Investor with respect to a Group, each Eligible Related Bank with respect to such Group and its Investor Agent, that becomes a party to this Agreement by entering into a Group Assignment.

“Adjusted Eurodollar Rate” means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

“Affected Person” has the meaning specified in Section 2.08(a).

“Affiliate”  means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Agent” means any of the Program Agent or any Investor Agent and “Agents” means, collectively, the Program Agent and the Investor Agents.

“Allocation Percentage” means, at any time, the sum of the Receivable Interest percentages at such time, based on the information in the most recent Daily Report.

“Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of:

(a)           the rate of interest most recently announced by The Bank of Tokyo-Mitsubishi UFJ, Ltd. in New York, New York as its Prime Rate; or

(b)           the Federal Funds Rate most recently determined by BTM, plus 1.00%.

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The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by The Bank of Tokyo-Mitsubishi UFJ, Ltd. or BTM in connection with extensions of credit.

“Applicable Margin” means, at any time, a rate per annum equal to the greater of (1) the sum of (x) the rate appearing under the caption “Eurocurrency Spread” for the then applicable Index Debt Rating in the definition of “Applicable Rate” in the Credit Facility plus (y) 0.25% and (2) 2.50%.

“Asset Purchase Agreement” means ~~(a)~~ in the case of any Bank ~~other than BTM, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of BTM~~which is a member of a Group which includes an Investor, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Receivable Interests, in each case as amended or modified from time to time.

“Assignee Rate” for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus (if such Receivable Interest is not held by Fifth Third) the Applicable Margin at such time ~~plus the Eurodollar Rate for such Fixed Period~~; provided, however, that in case of:

(i)           any Fixed Period on or prior to the first day of which an Investor  or Bank shall have notified the Program Agent and each Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist),

(ii)           other than with respect to a Fixed Period for the Fifth Third Group, any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

(iii)           other than with respect to any Group with respect to which there is no Investor, any Fixed Period as to which the Program Agent and each Investor Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by the Investor in its Group through the issuance of commercial paper or

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(iv)           any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or the Banks is less than $500,000,

the “Assignee Rate” for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agents and the Seller may agree in writing from time to time upon a different “Assignee Rate”.

“Assignment and Acceptance” means (i) an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank’s Investor Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto or (ii) a Group Assignment.

“Bank Commitment” of any Bank means, (a) ~~[Intentionally Omitted]~~with respect to Fifth Third, $25,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Fifth Third, another Bank, the Investor Agent for Fifth Third and the Program Agent, (b) with respect to BTM, $100,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among BTM, another Bank, the Investor Agent for BTM and the Program Agent or (c) with respect to a Bank (other than BTM) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment; provided that if the Investors (if any) and Banks in any Group (the “Departing Group”) shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit and/or Bank Commitment, as applicable, for their Group, then, if the Investors (if any) and the Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Bank Commitment of each Bank in the Departing Group shall be terminated or reduced (ratably, or as otherwise mutually agreed by such Banks).  Upon such termination or reduction, the Banks in the other Groups shall have the option of increasing their Bank Commitment by up to the full amount of such termination or reduction (the “Bank Commitment Increase Option”).  If, within 30 days of notice from the Departing Group that the Departing Group intends to reduce or terminate its Bank Commitment, the Banks in the other Groups choose not to exercise the Bank Commitment Increase Option in full, the Seller shall be permitted to bring in other financial institutions as Banks and Investors hereunder under the terms herein for the remaining Bank Commitment amount.

“Bank Commitment Increase Option” has the meaning specified within the definition of “Bank Commitment” in this Section 1.01.

“Banks” means BTM and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

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“BTM” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, a Japanese banking corporation acting through its New York Branch.

“BTM Group” means Gotham, its Investor Agent and its Related Banks.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Capital” of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by an Investor or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Cash Collateral Account” has the meaning specified in Section 6.08.

“Cash Collateral Agreement” has the meaning specified in Section 6.08.

“Cash Collateral Bank” has the meaning specified in Section 6.08.

“Cash Control Triggering Event” means the occurrence of any of the following: (i) (A) the Program Agent shall send a notice of an Event of Termination or (B) an Event of Termination under Section 7.01(g) shall occur, (ii) an Incipient Event of Termination shall occur pursuant to Section 7.01(c), (iii) there shall occur (in the Program Agent’s and each Investor Agent’s reasonable judgment) a material adverse change in collectibility of more than 20% of  the Receivables in the Receivables Pool or (iv) a Level II Downgrade Event shall occur.

~~“CIESCO” means CIESCO, LLC and any successor or assign of CIESCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.~~

~~“Citibank” means Citibank, N.A., a national banking association.~~

~~“CNAI” has the meaning specified in the introductory paragraph hereof.~~

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

“Collection Agent Default” means the occurrence of an Event of Termination described in Sections 7.01(a), 7.01(c), 7.01(e) or 7.01(g), in each case with respect to the Collection Agent.

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“Collection Agent Fee” has the meaning specified in Section 2.05(a).

“Collection Delay Period” means 10 days.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

“Commitment Termination Date” means the earliest of (a) ~~October 1, 2010,~~September 30, 2011, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller’s request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, each Investor and, with respect to each such Investor, one or more of its Related Banks which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to such Investor’s Investor Purchase Limit to be in effect immediately after giving effect to such extension, shall in their sole discretion consent and if there is no Investor with respect to any Group, each Bank within such Group, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination Date; provided, however, that any failure of any Investor or Bank to respond to the Seller’s request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date (provided that if the Facility Termination Date shall occur solely under clause (d) of such defined term, the Commitment Termination Date shall occur only with respect to the Investor and Banks for which such Facility Termination Date occurred under clause (d)), (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

“Concentration Limit” at any time means (x) for any Group A Obligor, 20%, (y) for any Group B Obligor, 10%, and (z) for any Group C Obligor 5%, or such other higher percentage (“Special Concentration Limit”) for such Obligor or Obligor Group designated by the Program Agent and each Investor Agent in a writing delivered to the Seller (with a copy to each of the other Agents); provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Program Agent and any Investor Agent may reduce or cancel any Special Concentration Limit upon three Business Days’ notice to the Seller (with a copy to each of the other Agents).

“Consolidated EBITDA” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional defined terms used in such definition shall have their meanings as in effect on the Second RPA Amendment Effective Date.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional

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amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor’s favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

“Dilution Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the Originator during the three most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

“Dilution Percentage” means, as of any date, the product of (a) the sum of (i) the product of (x) 1.5, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Factor as of such date.

“Dilution Ratio” means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing (i) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the third calendar month immediately preceding such calendar month.

“Dilution Reserve” means, for any Receivable Interest on any date ~~$0, unless (i) a Dilution Reserve Trigger Event (but~~, (i) if no Level I Downgrade Event~~)~~ shall have occurred and be continuing ~~in which case the “Dilution Reserve” for each Receivable Interest on such date shall be~~, an amount equal to:

0.5 x ADR x NPRB

where:

ADR           =           the average Dilution Ratio for the twelve most recently ended months.

NRPB           =           the Net Receivables Pool Balance at the time of computation;

or (ii) if a Level I Downgrade Event shall have occurred and be continuing ~~in which case the “Dilution Reserve” for each Receivable Interest on such date shall be~~, an amount equal to:

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DP x NRPB

where:

DP           =           the Dilution Percentage for such Receivable Interest on such date.

NRPB           =           the Net Receivables Pool Balance at the time of computation.

~~“Dilution Reserve Trigger Event” means the Debt Rating of the Originator is rated lower than BBB by S&P or lower than Baa2 by Moody’s but no Level I Downgrade Event shall have occurred and be continuing.~~

“Dilution Volatility Ratio” means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios for each of the twelve most recently ended calendar months, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

~~“Downgraded Loss Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originator during the four most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.~~

~~“Downgraded Loss Percentage” means, as of any date, the greatest of (a) the product of (i) two multiplied by (ii) the Downgraded Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (iii) the highest of the Downgraded Loss Ratios for the twelve most recently ended calendar months, (b) four times the Concentration Limit applicable to Group C Obligors and (c) 20%.~~

~~“Downgraded Loss Ratio” means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of “Defaulted Receivables”) as at the last day of such month plus (without duplication) write-offs (which are less than 91 days past due) during such month, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the  fourth preceding month.~~

“E-Mail Report” has the meaning specified in Section 6.02(g).

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any Plan; (d) the incurrence by the Seller or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Seller or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Seller or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal form any Plan or Multiemployer Plan; or (g) the receipt by the Seller or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Seller or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Fixed Period, (a) with respect to the BTM Group, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of The Bank of Tokyo Mitsubishi UFJ, Ltd. in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period, (b) with respect to the Fifth Third Group, a fluctuating interest rate per annum (which shall be determined on each day during such Fixed Period) equal to the one-month Eurodollar Rate for U.S. dollar deposits as reported on Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 A.M. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Investor Agent of such Group from another recognized source for interbank quotation), in each case, changing when and as such rate changes and calculated as and when such rate changes for purposes of calculating Yield for such day during such Fixed Period, as applicable, and (c) with respect to any other Group, such rate as shall be agreed to in writing by the Seller, the Program Agent and the Investor Agent with respect to such Group.

“Eurodollar Rate Reserve Percentage” of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

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“Event of Termination” has the meaning specified in Section 7.01.

“Excluded Receivables” means the indebtedness of (i) KeyTronicEMS Co., (ii) any Obligor located outside of the fifty states of the United States and the District of Columbia, but solely to the extent such indebtedness arises from goods having a final destination or services rendered exclusively outside of the fifty states of the United States and the District of Columbia, (iii) any Obligor of the managed print services business of the Originator (formerly known as Lexmark Solution Services) (but only with respect to such Obligor’s indebtedness to the Lexmark Solution Services business) and (iv) any Obligor of the managed print services  business of the Originator in connection with Lexmark Financial Services, LLC (but only with respect to such Obligor’s indebtedness to the Originator in connection with the managed print services business), in each case resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract.

“Facility Termination Date” means, unless extended, the earliest of (a) ~~October 1, 2010~~September 30, 2011 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the date the Asset Purchase Agreement of any Bank expires without being renewed (provided that under this clause (d), the Facility Termination Date shall occur solely with respect to the Investors and Banks in such Bank’s Group).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to:

(a)           the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b)           if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BTM from three federal funds brokers of recognized standing selected by it.

“Fee Agreements” has the meaning specified in Section 2.05(b).

“Fees” has the meaning specified in Section 2.05(b).

“Fifth Third” means Fifth Third Bank.

“Fifth Third Group” means Fifth Third, its Investor Agent and each other Related Bank in such Group.

“Fixed Period” means, with respect to any Receivable Interest:

(a)  in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP

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Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

(b)  in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate (other than a Receivable Interest held by Fifth Third), each successive period of from one to and including 29 days, or a period of one, two or three months, as the Seller shall select and the Investor Agent for the relevant Investor or Bank may approve on notice by the Seller received by such Investor Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs three Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Eurodollar Rate) or (B) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), except that if such Investor Agent shall not have received such notice, or such Investor Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day; and

(c)  in the case of any Fixed Period in respect of a Receivable Interest held by Fifth Third each successive period consisting initially of the period commencing on the date of purchase of such Receivable Interest and ending on the last day of the calendar month in which such purchase occurred, and thereafter each period commencing on the last day of a calendar month and ending on the last day of the next calendar month;

provided, however, that:

(i)  any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate (other than a Receivable Interest held by Fifth Third), and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(ii)  in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs

16

on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(iii)  in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Program Agent with the consent of the Investor Agents (or, if such Termination Date occurs solely as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all the Groups, as shall be selected by the Investor Agent for the Investor and Banks for which such Facility Termination Date under clause (d) is applicable) or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

“Funds Transfer Letter” means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Program Agent and the Investor Agents, as the same may be amended or restated in accordance with the terms thereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Gotham” means Gotham Funding Corporation, a Delaware corporation and any successor or assign of Gotham which in the ordinary course of its business issues commercial paper or other securities.

“Government Obligor” means an Obligor which is the federal government of the United States of America or a subdivision or agency thereof.

“Group” means (a) ~~with respect to Gotham, its Investor Agent, its Related Banks and Gotham, and (b) with respect to each other Investor, its Investor Agent, its Related Banks and such Investor~~the BTM Group, (b) the Fifth Third Group and (c) each other Investor and its Related Banks, or, if there is no Investor in a Group, each Related Bank with respect to such Group, and in either case, the Investor Agent for such Investors and/or Related Banks.

“Group Assignment” means an assignment and acceptance agreement entered into by an Investor (if any), its Related Banks, its Investor Agent, an Eligible Investor (if any), its Eligible Related Banks, its Investor Agent and the Program Agent, pursuant to which such Eligible Investor (if any), Eligible Related Banks and Investor Agent may become parties to this Agreement, in form and substance satisfactory to the parties thereto and the Seller.

“Group A Obligor” means any Obligor whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent’s) unsecured short-term senior non-credit-enhanced

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debt, is rated no lower than A-1 by S&P and P-1 by Moody’s, if such rating exists, or if such Obligor’s unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody’s, such Obligor’s Debt Rating, if such rating exists, is no lower than A by S&P and A2 by Moody’s; provided, that if none of the foregoing ratings exist, such Obligor shall not be a “Group A Obligor”.

“Group B Obligor” means any Obligor (i) which is not a Group A Obligor and (ii) whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent’s) unsecured short-term senior non-credit-enhanced debt is rated no lower than A-3 by S&P and P-3 by Moody’s, if such rating exists, or if such Obligor’s unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody’s, such Obligor’s Debt Rating is no lower than BBB- by S&P and Baa3 by Moody’s; provided, that if none of the foregoing ratings exist, such Obligor shall not be a “Group B Obligor”.

“Group C Obligor” means any Obligor which is not a Group A Obligor or a Group B Obligor.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Party” has the meaning specified in Section 10.01.

“Insurance Agreement” means a credit insurance policy naming the Seller as the insured that insures payment of Receivables (within certain credit limits) due from certain specified Obligors.

“Insurance Provider” means, with respect to an Insurance Agreement, the insurance company providing insurance thereunder.

“Insured Obligor” means each Obligor whose Receivables are insured pursuant to an Insurance Agreement.

“Insured Receivable” means a Receivable due from an Insured Obligor.

“Insured Receivable Default” means, with respect to an Insured Receivable, an event (such as non payment of such Receivable or bankruptcy of the Obligor thereon) which entitles the Seller to submit a claim for loss under the Insurance Agreement.

“Investor” means Gotham or an Eligible Investor that shall become a party to this Agreement pursuant to Section 11.03 and all other owners by assignment or otherwise of a Receivable Interest originally purchased by Gotham or such Eligible Investor and, to the extent of the undivided interests so purchased, shall include any participants.

“Investor Agent” means (a) with respect to ~~Gotham and its Related Banks, BTM or any successor investor agent designated by such parties, and~~the BTM Group, BTM,  (b) with respect to the Fifth Third Group, Fifth Third, and (c) with respect to any other ~~Investor and its Related Banks~~Group, the Investor Agent named in the related Group Assignment or, in each

18

case, any successor investor agent designated by ~~such parties~~the Investors, if any, and Related Banks within a Group.

“Investor Agent’s Account” means (a) with respect to Gotham and its Related Banks, the special account (account number 310035147) of their Investor Agent maintained at the office of BTM at 1251 Avenue of the Americas, New York, New York, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, and (b) with respect to any other Investor and its Related Banks, the special account of their Investor Agent maintained at the office of their Investor Agent identified in the related Group Assignment, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent.

“Investor Purchase Limit” means (a) with respect to the Group which contains Gotham and its Related Banks, $100,000,000, as such amount may be reduced or increased pursuant to any Group Assignment entered into by such Group and (b) with respect to any Additional Group, the amount set forth in the Group Assignment pursuant to which such Group became party to this Agreement, as such amount may be reduced or increased pursuant to any further Group Assignment entered into by such Group.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group’s Investor Purchase Limit; provided, that if any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Investor Purchase Limit of the Departing Group shall be so terminated or reduced.  Upon such termination or reduction, the Banks in the other Groups shall have the option of increasing their Investor Purchase Limit by up to the full amount of such termination or reduction (the “Investor Purchase Limit Increase Option”).  If, within 30 days of notice from the Departing Group that the Departing Group intends to reduce or terminate its Investor Purchase Limit, the Banks in the other Groups choose not to exercise the Investor Purchase Limit Increase Option in full, the Seller shall be permitted to bring in other financial institutions as Banks and Investors hereunder under the terms herein for the remaining Investor Purchase Limit amount.

“Investor Purchase Limit Increase Option” has the meaning specified within the definition of “Investor Purchase Limit” in this Section 1.01.

“Investor Rate” means for any Fixed Period for any Receivable Interest:

(a)           with respect to any Investor other than Gotham, the rate set forth in the related Group Assignment as such Investor’s “Investor Rate”;

(b)           with respect to Gotham, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by Gotham from time to time as interest or otherwise (by means of interest rate hedges or otherwise) in respect of the commercial paper issued by Gotham to fund or maintain the Receivable Interest during the related Fixed Period, as determined by Gotham and reported to the Seller and Investor Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such

19

commercial paper, to the extent such commissions are allocated, in whole or in part, to such commercial paper by Gotham; provided, however, that if any component of such rate is a discount rate, in calculating the Investor Rate with respect to Gotham, shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Level I Downgrade Event” means the Debt Rating of the Originator is rated lower than BBB- by S&P or lower than Baa3 by Moody’s (and includes each Level II Downgrade Event).

“Level II Downgrade Event” means the Debt Rating of the Originator is rated lower than BB by S&P or lower than Ba2 by Moody’s.

“LIBOR” means the London Interbank Offered Rate.

 “Liquidation Day” means, for any Receivable Interest,(i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

“Liquidation Fee” means, for (i) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason in any amount  on any day other than a Settlement Date or (ii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate (other than a Receivable Interest held by Fifth Third) and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

“Liquidation Period” means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility Termination Date and the  date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller to the Investors, the Banks, the Investor Agents, the Program Agent and the Collection Agent shall be paid in full.

“Lock-Box Account” means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, in substantially the form of Annex B.

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“Lock-Box Bank” means any of the banks holding one or more Lock-Box Accounts.

~~“Loss Percentage” means, for any Receivable Interest on any date, the greatest of (i) three times the Default Ratio as of the most recently ended calendar month, (ii) four times the Concentration Limit applicable to Group C Obligors and (iii) 20%.~~

“Loss Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originator during the four most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

“Loss Percentage” means, as of any date, the greatest of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (iii) the highest of the ~~Downgraded~~ Loss Ratios for the twelve most recently ended calendar months, (b) four times the Concentration Limit applicable to Group C Obligors and (c) 20%.

“Loss Ratio” means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of “Defaulted Receivables”) as at the last day of such month plus (without duplication) write-offs (which are less than 91 days past due) during such month, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding month.

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balances (as of the last day of each of the three most recently ended calendar months (including the calendar month then ending)) of all Originator Receivables written off by the Originator or the Seller, or which should have been written off by the Originator or the Seller in accordance with the Credit and Collection Policy, during each such calendar month by (ii) the aggregate amount of Collections of Originator Receivables actually received during such three calendar month period.

“Loss Reserve” means, for any Receivable Interest on any date ~~(i) on which no Level I Downgrade Event shall have occurred and be continuing~~, an amount equal to

LP x OBER

where:

LP           =           the Loss Percentage for such Receivable Interest on such date.

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~~OBER           =           the Outstanding Balance of Eligible Receivables calculated at the close of business of the Collection Agent on such date; or~~

~~(ii)           following the occurrence and during the continuation of a Level I Downgrade Event, an amount equal to~~

~~DLP x OBER~~

~~where:~~

~~DLP           =           the Downgraded Loss Percentage for such Receivable Interest on such date.~~

OBER           =           the Outstanding Balance of Eligible Receivables calculated at the close of business of the Collection Agent on such date.

“Monthly Report” means a report in substantially the form of Annex A-1 hereto and containing such additional information as the Program Agent or any Investor Agent may reasonably request from time to time, furnished by the Collection Agent to the Program Agent and each Investor Agent pursuant to Section 6.02(g)(i).

“Multiemployer Plan” means a Multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool, (ii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified, (iii) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e), and (iv) the aggregate amount by which the Outstanding Balance of Eligible Receivables the Obligor of which is a Government Obligor exceeds three percent of the Outstanding Balance of Eligible Receivables then in the Receivables Pool.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Group” means the Group A Obligors, Group B Obligors or the Group C Obligors.

“Original Agreement” has the meaning specified in the Preliminary Statements.

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“Originator” means Lexmark International, Inc., a Delaware corporation.

“Originator Purchase Agreement” means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originator, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

“Originator Receivable” means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract (other than Excluded Receivables), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

“Other Companies” means the Originator and all of its Subsidiaries except the Seller.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage” of any Bank means, (a~~) [Intentionally Omitted], (b~~) with respect to BTM and Fifth Third, the percentage set forth for such Bank on the signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, or (~~c~~b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, or such amount as reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Seller or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 or ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool Non-compliance Date” means any day on which the Net Receivables Pool Balance as shown in the most recent Monthly Report (prior to a Level I Downgrade Event), Weekly Report (following a Level I Downgrade Event but prior to a Level II Downgrade Event) or Daily Report (following a Level II Downgrade Event) is less than the Required Net Receivables Pool Balance.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Program Agent” has the meaning specified in the introductory paragraph hereof.

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“Purchase Limit” means ~~$100,000,000,~~125,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b).  In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Purchase Limit shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date), except that the Purchase Limit may be increased by the additional Bank Commitments of Banks in the other Groups and/or other financial institutions as provided under the definition of “Bank Commitment.”  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then  outstanding Capital of Receivable Interests under this Agreement.

“Purchaser Collections” means, as of any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

“Receivable” means any Originator Receivable which has been acquired by the Seller from the Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

“Receivable Interest” means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03,  (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables.  Such undivided percentage interest shall be computed as

C + YFR + LR + DR
NRPB

where:

C           =           the Capital of such Receivable Interest at the time of computation.

YFR           =           the Yield and Fee Reserve of such Receivable Interest at the time of computation.

LR           =           the Loss Reserve of such Receivable Interest at the time of computation.

DR           =           the Dilution Reserve of such Receivable Interest at the time of computation.

NRPB           =           the Net Receivables Pool Balance at the time of computation.

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Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

“Related Bank” means (a) with respect to Gotham, BTM, each Bank which has entered into an Assignment and Acceptance with BTM to be a Bank with respect to the BTM Group, and each assignee (directly or indirectly) of any such Bank~~,~~ which ~~assignee~~ has entered into an Assignment and Acceptance to be a Bank with respect to the BTM Group, and (b) with respect to each other Investor, each Eligible Related Bank identified in the Group Assignment pursuant to which such Investor became a party to this Agreement or, if there is no Investor with respect to a Group, each Eligible Related Bank identified in the Group Assignment pursuant to which such Group became an Additional Group under this Agreement, and, in either case, each Bank which has entered into an Assignment and Acceptance with each such Eligible Related Bank to be a Bank with respect to such Eligible Related Bank’s Group, and each assignee (directly or indirectly) of any such Bank~~,~~ which ~~assignee~~ has entered into an Assignment and Acceptance to be a Bank with respect to such Eligible Related Bank’s Group.

“Related Security” means with respect to any Receivable

(i)           all of the Seller’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

(ii)           all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

(iii)           all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv)           the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Repurchase Date” has the meaning specified in Section 2.13.

“Required Net Receivables Pool Balance” means, as of any day, the sum of (i) the aggregate Reserves for all Receivable Interests calculated as of such day, plus (ii) the aggregate outstanding Capital for all Receivable Interests as of such day. For purposes of such calculation,

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Capital shall be reduced by the aggregate amount of funds then held in the Cash Collateral Account, and (to the extent applicable) the Reserves shall be computed on such reduced Capital.

“Reserves” means, with respect to any Receivable Interest as of any day, the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve for such Receivable Interest as of such day.

“Responsible Financial Officer” means, for any Person, its chief financial officer, controller, treasurer or assistant treasurer.

“Revolving Period” means the period beginning on the date of the initial purchase hereunder and terminating at the close of business on the Business Day immediately preceding the date on which the Termination Date shall have occurred for all Receivable Interests.

“S&P” means Standard and Poors, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Second RPA Amendment Effective Date” means October 6, 2006.

“Seller” has the meaning specified in the introductory paragraph hereof.

“Seller Collections” means, with respect to any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) 100% minus the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

“Seller Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Settlement Date” for any Receivable Interest means the 15th day of each calendar month, or, if such day is not a Business Day, the first Business Day after such 15th day.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Originator, as the case may be, or one or more Subsidiaries, or by the Seller or the Originator, as the case may be, and one or more Subsidiaries.

“Tangible Net Worth” means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller plus (c) the outstanding principal amount of Purchaser Loans (as such term is defined in the Originator Purchase Agreement), minus (ii) the sum of (a) Capital plus (b) the Deferred Purchase Price.

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“Taxes” has the meaning specified in Section 2.10.

“Termination Date” for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent and the other Investor Agents) at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Program Agent and the Investor Agents at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

“Transaction Document” means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreement, the Cash Collateral Agreement, the Fee Agreements and all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Week” means each calendar week beginning on Monday and ending on (and including) the following Sunday.

“Weekly Report” means a report in substantially the form of Annex A-2 hereto and containing such additional information as the Program Agent or any Investor Agent may reasonably request from time to time, furnished by the Collection Agent to the Program Agent and each Investor Agent pursuant to Section 6.02(g)(ii) following the occurrence of a Level I Downgrade Event.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield” means~~:(i)~~ for each Receivable Interest for ~~any~~each Fixed Period:

(i)           for each day during such Fixed Period to the extent an Investor will be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes,

IR x C x ED + LF
      360

(ii)           for each ~~Receivable Interest for any~~day during such Fixed Period to the extent (x) an Investor will not be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) a Bank will be funding its portion of such Receivable Interest,

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AR x C x ED + LF
      360

where:

AR           =           the Assignee Rate for such portion of such Receivable Interest ~~for such Fixed Period~~

   C           =           the Capital of such portion of such Receivable Interest during such Fixed Period

IR             =           the Investor Rate for such portion of such Receivable Interest for such Fixed Period

ED            =           the actual number of days elapsed during such Fixed Period

LF             =           the Liquidation Fee, if any, for such portion of such Receivable Interest for such Fixed Period provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield and Fee Reserve” means, for any Receivable Interest on any date, an amount equal to

(C x YFRP) + AUYF

where:

C             =           the Capital of such Receivable Interest at the close of business of the Collection Agent on such date.

YFRP      =           the Yield and Fee Reserve Percentage on such date.

AUYF     =          accrued and unpaid Yield, Collection Agent Fee and Fees on such date, in each case for such Receivable Interest.

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ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01                                Purchase Facility.  (a)  On the terms and conditions hereinafter set forth, each Investor may, in its sole discretion, ratably in accordance with the Investor Purchase Limit of its Group, and, if and to the extent such Investor does not make a purchase, the Related Banks for such Investor shall, or if there is no Investor with respect to any Group, each Bank with respect to such Group shall, in either case, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of the Investors) and to the Commitment Termination Date (in the case of the Banks).  Under no circumstances shall the Investors make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

(b)           The Seller may at any time after December 31, 2004, upon at least five Business Days’ notice to the Program Agent and the Investor Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

(c)           Until the Program Agent (or any Investor Agent with respect to its Investor) gives the Seller the notice provided in Section 3.02(c)(iii), the Program Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.  The Program Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

SECTION 2.02                                Making Purchases.  (a)  Each purchase by any of the Investors or the Banks shall be made on at least one Business Day’s notice from the Seller to the Program Agent and each Investor Agent.  Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial “Capital” of the Receivable Interest then being purchased), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Purchase Limit of each Group), (iii) the date of such purchase (which shall be a Business Day), and (iv) if such Receivable Interest is to be purchased by a Group other than the Fifth Third Group and the Assignee Rate based on the Eurodollar Rate is to apply to such Receivable Interest, the duration of the initial Fixed Period for such Receivable Interest.  Each Investor Agent shall promptly notify the Program Agent whether such Investor has determined to make the requested purchase on the terms specified by the Seller.

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The Program Agent shall promptly thereafter notify the Seller whether the Investors have determined to make the requested purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Investors.

If any Investor with respect to any Group has determined not to make the entire amount of a proposed purchase requested to be made by it, or if any Group does not have an Investor, the Investor Agent for such ~~Investor~~Group shall promptly send notice of the proposed purchase to all of the Related Banks ~~for~~with respect to such ~~Investor~~Group concurrently by telecopier, telex or cable specifying the date of such purchase, the aggregate amount of Capital of Receivable Interest being purchased by such Related Banks (which amount shall be equal to the portion of the initial Capital requested to be funded by such Investor, which such Investor determined not to fund or, in the case of any Group which does not have an Investor, the entire amount of initial Capital allocated to such Group), each such Related Bank’s portion thereof (determined ratably in accordance with its respective Bank Commitment), whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which, in the case of any Group other than the Fifth Third Group, may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which, in the case of any Group other than the Fifth Third Group, shall be one day if the Seller has not selected another period).

(b)           On the date of each such purchase of a Receivable Interest, the applicable Investors and/or Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Seller in same day funds at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Capital of such Receivable Interest; provided, however, if such purchase is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for a Receivable Interest owned by such Investor pursuant to clause (i)(a) of the definition of Termination Date and any Capital of such Receivable Interest is outstanding on such date of purchase, the Seller hereby directs the applicable Banks to pay the proceeds of such purchase (to the extent of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor) to the relevant Investor Agent’s Account, for application to the reduction of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor.

(c)           Effective on the date of each purchase pursuant to this Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Program Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

(d)           Notwithstanding the foregoing, (i) no Investor shall make purchases under this Section 2.02 at any time in an amount which would exceed the Investor Purchase Limit of such Investor’s Group and (ii) a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank’s Bank Commitment less the sum of (A) the aggregate outstanding and unpaid amount of any purchases made by such Bank under such Bank’s Asset Purchase Agreement plus (B) such Bank’s ratable share of the aggregate outstanding portion of Capital held by the Investor in such Bank’s Group (whether or

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the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

(iii)           if such day is a Liquidation Day for any one or more Receivable Interests, set aside and hold in trust (and, at the request of the Program Agent, segregate) for the Investors and/or the Banks that hold such Receivable Interests and for the Investor Agents (x) if such day is a Liquidation Day for less than all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests, and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the Capital of such Receivable Interests); provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the next succeeding Settlement Date ~~for such Fixed Period~~ the conditions set forth in Section 3.02 are satisfied or waived by the Program Agent and the Investor Agents, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

(iv)           during such times as amounts are required to be reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

(c)           If a Level II Downgrade Event shall have occurred and be continuing, the Collection Agent shall comply with the following:

(I)           On each Deposit Date during the Revolving Period, the Collection Agent shall, by no later than 3:00 P.M. (New York City time), deliver to the Program Agent and the Investor Agents the Daily Report for such date.  If the Collection Agent shall fail to deliver the Daily Report on any Deposit Date during the Revolving Period, the Collection Agent shall not be permitted to withdraw any amounts from the Lock-Box Accounts on any date thereafter unless and until the Collection Agent shall be in compliance with this subsection (I) (but subject to the right of the Agent to prohibit withdrawals by the Collection Agent from the Lock-Box Accounts to the extent provided in Section 6.03).

(II)           On the first Business Day following each Deposit Date during the Revolving Period, if the Daily Report for such date shows that no Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

(i)           based on the Allocation Percentage on such day, determine the amount of Purchaser Collections and Seller Collections;

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(iv)           withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests (for purposes of determining the remainder of Purchaser Collections, any Collections which have previously been applied pursuant to Section 2.04(c)(III)(iii) shall be deemed to be first Seller Collections and then Purchaser Collections); and

(v)           remit the Seller Collections to the Seller.

(IV)           On the first Business Day following each Deposit Date during the Liquidation Period, the Collection Agent shall, by no later than 3:00P.M. (New York City time), remit to each Investor Agent’s Account for each Investor Agent all Collections held for such Investor Agent, the Investors and/or the Banks in its Group in the Lock-Box Accounts and such Investor Agent’s pro-rata portion of all Collections of Pool Receivables which the Collection Agent received on such Deposit Date.

(d)           The Collection Agent shall deposit into the Investor Agent’s Account for each Investor Agent (i) on ~~the 15th day of~~ each ~~calendar month~~Settlement Date, Collections held for such Investor Agent, the Investors and/or the Banks in its Group during the prior calendar month pursuant to Sections 2.04(b)(i), 2.04(c)(II)(ii) and 2.04(c)(III)(ii), (excluding, however, so long as the Originator is the Collection Agent, the Collection Agent Fee) and (ii) on the Settlement Date for each Receivable Interest, Collections held for such Investor Agent, the Investors and/or the Banks in its Group that relate to such Receivable Interest pursuant to  Section 2.04(b) or (c) (other than as set forth in clause (i)).  After the occurrence and during the continuation of Level I Downgrade Event which is not a Level II Downgrade Event, on the Business Day immediately following the delivery of any Weekly Report which sets forth a Pool Non-Compliance Date as of the close of business on the last Business Day of the preceding Week, and on each Business Day thereafter until a Pool Non-Compliance Date no longer exists, the Collection Agent shall deposit into the Investor Agent’s Account for each Investor Agent Collections set aside for such Investor Agent, the Investors and/or Banks in its Group pursuant to clause (iii) of Section 2.04(b), provided that the aggregate amount deposited pursuant to this sentence with respect to any Weekly Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital, the sum of the Receivable Interests is equal to 100%.  The Collection Agent shall pay to itself on each Settlement Date which is not a Liquidation Day Collections set aside with respect to each Receivable Interest on account of accrued Collection Agent Fee.  On any Business Day on which funds are on deposit in the Cash Collateral Account, the Collection Agent (i) shall, upon written notice from the Program Agent or any of the Investor Agents, and may (if the funds in the Cash Collateral Account exceed $10,000,000), upon written notice to the Program Agent and the Investor Agents, remit such funds from the Cash Collateral Account to the Investor Agent’s Account for each Investor Agent, such remittance to be applied as a reduction of Capital, or (ii) may, following delivery of the Weekly Report or Daily Report to the Program Agent, as the case may be, withdraw from the Cash Collateral Account and remit to the Seller all or a portion of the funds in the Cash Collateral Account; provided that such Weekly Report or Daily Report, as the case may be, shall state that, after taking account of the proposed withdrawal, the Net

35

 (iii)           except as provided in subsection (i) or (ii) of this Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

(iv)           if and to the extent the Program Agent, any of the Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Program Agent, such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(g)           In the event that the Program Agent or any Investor Agent receives Collections in respect of any Receivable directly from an Obligor, such Agent shall, at its option, either (i) promptly forward such Collections to the Collection Agent (and the Collection Agent shall apply such Collections in accordance with this Section 2.04) or (ii) promptly apply such Collections in accordance with this Section 2.04 in the same manner that Collection Agent would apply such Collections.

SECTION 2.05                                Fees.  (a)  Each Investor and Bank shall pay to the Collection Agent a fee (the “Collection Agent Fee”) of l/2 of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest.  Upon three Business Days’ notice to the Program Agent and each Investor Agent, the Collection Agent (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool.  The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.  So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the “Collection Agent Fee” pursuant to Section 6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

(b)           The Seller shall pay to the Investor Agents certain fees (collectively, the “Fees”) in the amounts and on the dates set forth in a separate fee ~~agreements of even date~~agreement among the Seller, the Program Agent and ~~each~~the Investor ~~Agent, respectively~~Agents, as the same may be amended or restated from time to time (the “Fee Agreements”).

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participations in the Receivable Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.13                                Repurchase Option.  The Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks and to terminate this Agreement upon not less than ten Business Days’ prior written notice to ~~the~~each Agent.  Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”).  On the Repurchase Date, the Seller shall deposit into the Investor Agent’s Account for each Investor Agent in immediately available funds an amount equal to the sum of (i) the aggregate outstanding Capital of the Receivable Interests held by the Investors and/or the Banks in such Investor Agent’s Group, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid Fees owing to such Investors and Banks and such Investor Agent, (iv) the Liquidation Fee (if any) owing to such Investors and Banks in respect of such repurchase and (v) all expenses and other amounts owing to any of such Investors and Banks and such Investor Agent and (if such Investor Agent is the Program Agent) the Program Agent under the Transaction Documents.  Any repurchase pursuant to this Section 2.13 shall be made without recourse to or warranty by the Agents,  the Investors or the Banks.  Further, on the Repurchase Date, the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall occur, the Termination Date for all Receivable Interests shall occur and no further purchases or reinvestments of Collections shall be made hereunder; provided, that the provisions of this Agreement referenced in Section 11.09 shall survive such termination.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01                                Conditions Precedent to Initial Purchase.  The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Program Agent and each Investor Agent, as applicable, shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent, as applicable:

(a)           Certified copies of the resolutions of the Board of Directors of the Seller and the Originator approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(b)           A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying the names and true signatures of the officers of the Seller and the

42

such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

(d)           The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.  The Collection Agent shall mark the Seller’s master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests therein have been sold and, at the request of the Program Agent, shall mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with such a legend.

(e)           The Collection Agent shall, within three Business Days following receipt thereof, turn over to the Originator any cash collections or other cash proceeds received with respect to Excluded Receivables, and, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f)           The Collection Agent shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Banks and the Investor Agents pursuant to Section 2.04.

(g)           (i)           On or prior to the 15th calendar day of each month (or if such day is not a Business Day, the next Business Day), the Collection Agent shall prepare and forward to the Program Agent and each Investor Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.

                (ii)           If a Level I Downgrade Event (but no Level II Downgrade Event) shall have occurred and be continuing, on or prior to the close of business on the second Business Day of each Week, the Collection Agent shall prepare and forward to the Program Agent and each Investor Agent a Weekly Report which shall contain information related to the Receivables current as of the close of business on the last Business Day of the preceding Week.

                (iii)           If a Level II Downgrade Event shall have occurred and be continuing, the Collection Agent shall, by no later than 3:00 P.M. (New York City time) on each Business Day, prepare and forward to the Program Agent and each Investor Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

The Collection Agent may elect  to transmit Seller Reports to the Program Agent and each Investor Agent by electronic mail (each an “E-Mail Seller Report”) provided, that (i) the Collection Agent shall (A) make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Program Agent and each Investor Agent) to enable the Collection Agent to generate digital signatures and (B) safeguard the keys, access codes or other means of generating its digital signature, (ii) each E-Mail Seller Report shall be (A) formatted as the Program Agent and each Investor Agent may designate from time to time and shall be digitally signed and (B) sent to the Program Agent and each Investor Agent at an electronic mail address

57

designated by such Agent, and (iii) the Program Agent and each Investor Agent (A) shall be authorized to rely upon such E-Mail Seller Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to such Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to the Collection Agent and the Seller, terminate the right of the Collection Agent to transmit E-Mail Seller Reports.

SECTION 6.03                                Certain Rights of the Agents.  (a)  The Program Agent shall not deliver to the Lock-Box Banks the Notices of Effectiveness attached to the Lock-Box Agreements unless and until a Cash Control Triggering Event shall have occurred.  The Seller hereby transfers to the Program Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments and the Cash Collateral Account.

(b)           At any time following a Cash Control Triggering Event:

(i)           The Program Agent may notify the Obligors of Pool Receivables (with a copy to the Investor Agents), at the Seller’s expense, of the ownership of Receivable Interests under this Agreement and direct that all payments be made directly to the Program Agent or its designee.

(ii)           At the Agents’ request and at the Seller’s expense, the Seller shall notify each Obligor of Pool Receivables (with a copy to the Program Agent and each Investor Agent) of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Program Agent or its designee.

(iii)           At the Program Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee.

(iv)           The Seller authorizes the Program Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

58

relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)           Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

(g)           The Seller, Collection Agent or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or the Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

(h)           As of the last day of any calendar month, (i) the three-month rolling weighted average Dilution Ratio shall exceed 18%, (ii) the Default Ratio shall exceed ~~11~~6%, (iii) the Delinquency Ratio shall exceed ~~11~~6% or (iv) the Loss-to-Liquidation Ratio shall exceed 1.0%; provided, however, the foregoing shall not constitute an Event of Termination so long as within 10 Business Days after the earlier of (A) the date that the Seller Report setting forth such calculations is required to be delivered by the Collection Agent pursuant to Section 6.01(g) and (B) the actual date of delivery of such Seller Report, either (i) the Program Agent and each Investor Agent expressly waives in writing, the Event of Termination which would otherwise arise therefrom or (ii) the outstanding Capital hereunder is reduced to $0; or

(i)           (A) Prior to the occurrence of a Level I Downgrade Event, the sum of the Receivable Interests shall on any Business Day be greater than 100% and shall remain greater than 100% for a period of five consecutive Business Days; (B) after the occurrence and during the continuation of a Level I Downgrade Event (so long as no Level II Downgrade Event shall have occurred), the Net Receivables Pool Balance is less than the Required Net Receivables Pool

63

(prior to an Event of Termination or Incipient Event of Termination, with the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed; provided that assignments to any Investor Agent, the Program Agent or an Affiliate of such Agents shall not require such consent).  The parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor’s Investor Agent) an Assignment and Acceptance.  In addition, any Bank may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Program Agent.

(c)           This Agreement and the rights and obligations of the Agents herein shall be assignable by the Agents and their successors and assigns.

(d)           The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent or any Investor Agent.

(e)           An Investor, each of its Related Banks or, if there is no Investor with respect to any Group, the Related Banks with respect to such Group, and the Investor Agent for such Group may concurrently assign all or a portion of their respective rights and obligations hereunder (including such Investor’s Investor Purchase Limit, each such Related Bank’s Bank Commitment and any Receivable Interest owned by them) to an Eligible Investor (if any), one or more Eligible Related Banks and their designated Investor Agent, respectively, thereby adding an Additional Group to this Agreement; provided, however, that:

(i)           the parties to each such assignment shall execute and deliver to the Program Agent, for its acceptance and recording in the Register, a Group Assignment, together with a processing and recordation fee of $2,500;

(ii)           the amount of the Investor Purchase Limit (if any) being assigned pursuant to each such assignment~~, which~~ shall be equal to the aggregate Bank Commitments being assigned pursuant to such Group Assignment, which shall in no event be less than 20% of the Purchase Limit; and

(iii)           the purchase price for such assignment shall be equal to the Capital of the portion of the Receivable Interests assigned plus accrued and unpaid Yield and Fees thereon and shall be paid in immediately available funds on the effective date specified in such Group Assignment to the Investor Agent for the assignor Investor and its Related Banks.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Group Assignment, (x) the Eligible Investor (if any), Eligible Related Banks and Investor Agent named therein shall be parties to this Agreement and, to the extent that rights and obligations hereunder have been assigned to them pursuant to such Group Assignment, have the rights and obligations of an Investor, a Bank or an Investor Agent hereunder, as applicable, and (y) the assignor Investor,

74

 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                                                                LEXMARK RECEIVABLES CORPORATION

By:_______________________________________
 Name:
      Title:

2215 B 5 Renaissance Dr.
Las Vegas, NV  89119
Facsimile No. 702-966-4247
Telephone No. 702-740-4244

~~INVESTOR:                                                                           CIESCO, LLC~~

~~By:           Citicorp North America,~~
           ~~Inc., as Attorney-in-Fact~~

~~By:~~
~~Vice President~~

~~450 Mamaroneck Avenue~~
~~Harrison, N.Y.  10528~~
~~Attention: Global Securitization~~
~~Facsimile No. 914-899-7890~~

~~PROGRAM AGENT~~
~~AND INVESTOR AGENT:                                                                           CITICORP NORTH AMERICA, INC.,~~
~~as Program Agent and as an Investor Agent~~

~~By:  Vice President~~

~~450 Mamaroneck Avenue~~
~~Harrison, N.Y.  10528~~
~~Attention: Global Securitization~~
~~Facsimile No. 914-899-7890~~

~~BANK:                                                                CITIBANK, N.A.~~

~~By:~~
~~Attorney-in-Fact~~
~~Percentage Interest:  0%~~

~~450 Mamaroneck Avenue~~
~~Harrison, N.Y.  10528~~
~~Facsimile No. 914-899-7890~~

INVESTOR:                                                                GOTHAM FUNDING CORPORATION

By:
Name:
Title:

c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch
1251 Avenue of the Americas
New York, New York  10020
Attn:  Securitization Group
Facsimile No.   212-782-6998
Telephone No.  212-782-4908

INVESTOR AGENT
AND PROGRAM AGENT:                                                                           THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
        Name:
Title:

1251 Avenue of the Americas
New York, NY  10020
Attention:  Securitization Group
Facsimile No. 212-782-6998
Telephone No. 212-782-4908

BANK:                                                                THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,  NEW YORK BRANCH

By:
Name:
Title:

Percentage ~~Interest~~:  ~~100~~80%

1251 Avenue of the Americas
New York, NY  10020
Attn:  US Corporate Banking
Facsimile No.   212-782-6440
Telephone No.  212-782-4307

BANK AND INVESTOR AGENT:                                                                           FIFTH THIRD BANK

By:
Name:
Title:

Percentage:  20%

38 Fountain Square Plaza — MD109046
Cincinnati, OH  45202
Attention:  Asset Securitization Department
Facsimile No. (513) 534-0319
Telephone No. (513) 534-0836

ORIGINATOR
AND COLLECTION
AGENT:                                                                LEXMARK INTERNATIONAL, INC.

By:
Name:

Title:

740 West New Circle Road
Building 1, Dept. 857
Lexington, Kentucky  40550
Facsimile No. 859-232-5137
Telephone No. 859-232-3645

~~ANNEX E~~
~~[Form of Funds Transfer Letter]~~

~~[Letterhead of the Lexmark Receivables Corporation]~~

~~[Date]~~

~~Citicorp North America, Inc.,~~
  ~~as Program Agent~~
~~450 Mamaroneck Avenue~~
~~Harrison, New York  10528~~

~~Re:  Funds Transfers~~

~~Gentlemen:~~

~~This letter is the Funds Transfer Letter referred to in Section 2.02(b) of the Amended and Restated Receivables Purchase Agreement, dated as of October 8, 2004, as modified, amended or restated from time to time (the “RPA”; terms used in the RPA, unless otherwise defined herein, having the meaning set forth therein) among the undersigned, the Investors, the Banks, the Investor Agents, you, as Program Agent for the Investors and the Banks and Lexmark International, Inc.~~

~~You are hereby directed to deposit all funds representing amounts paid for Receivable Interests (other than certain funds paid with respect to the initial purchase of Receivables Interests under the RPA, as set forth in a Funding and Payment Direction Agreement) to Account No. 990117772, at Bank of America, N.A., 300 South Fourth Street, Las Vegas, Nevada, ABA No. 122400724.~~

~~The provisions of this Letter may not be changed or amended orally, but only by a writing in substantially the form of this letter signed by the undersigned and acknowledged by you.~~

~~Very truly yours,~~

~~LEXMARK RECEIVABLES CORPORATION~~

~~By:~~
~~Title:~~

~~Receipt acknowledged:~~
~~CITICORP NORTH AMERICA, INC.,~~
  ~~as Program Agent~~

~~By:~~
~~Vice President~~

ANNEX B

CONFORMED COPY OF

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

SEE ATTACHED.

CONFORMED COPY INCORPORATING AMENDMENT NOS. 1-7
TO THE EXTENT EFFECTIVE AS OF OCTOBER 1, 2010

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 8, 2004

Among

LEXMARK RECEIVABLES CORPORATION

as the Seller

and

GOTHAM FUNDING CORPORATION

as the Investor

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH

and

FIFTH THIRD BANK

as Banks

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH

as the Program Agent

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH

and

FIFTH THIRD BANK

as Investor Agents

and

LEXMARK INTERNATIONAL, INC.

as Collection Agent and Originator

TABLE OF CONTENTS

i

ii

SCHEDULES

SCHEDULE I	-	Lock-Box Banks
SCHEDULE II	-	Credit and Collection Policy

ANNEXES

ANNEX A-1	-	Form of Monthly Report
ANNEX A-2	-	Form of Weekly Report
ANNEX A-3	-	Form of Daily Report
ANNEX B	-	Form of Lock-Box Agreement
ANNEX C	-	Form of Opinion of Counsel to
the Seller
ANNEX D	-	Assignment and Acceptance
ANNEX E	-	Form of Funds Transfer Letter

AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 8, 2004

LEXMARK RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), GOTHAM FUNDING CORPORATION, a Delaware corporation, as an Investor (as defined herein), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank (as defined herein) and an Investor Agent (as defined herein), FIFTH THIRD BANK, as a Bank and an Investor Agent, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as program agent (the “Program Agent”) for the Investors and the Banks, and LEXMARK INTERNATIONAL, INC., a Delaware corporation, as Collection Agent and Originator, agree as follows:

PRELIMINARY STATEMENTS.

(1)           Seller has acquired, and may continue to acquire, Receivables from the Originator (as hereinafter defined), either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator.  The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Receivables (as such term is defined herein).

(2)           The Seller, the Originator, Gotham and BTM (as such terms are hereinafter defined) are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004, as heretofore amended (as so amended, the “Original Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Gotham may, in its sole discretion, purchase Receivable Interests and BTM is prepared to purchase such Receivable Interests.

(3)           Pursuant to a Group Assignment, Fifth Third Bank has become a party to the Original Agreement as a Bank and an Investor Agent.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Group” means each Eligible Investor, its Eligible Related Banks and its Investor Agent that becomes a party to this Agreement by entering into a Group Assignment or, if there is no Investor with respect to a Group, each Eligible Related Bank with respect to such Group and its Investor Agent, that becomes a party to this Agreement by entering into a Group Assignment.

“Adjusted Eurodollar Rate” means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

“Affected Person” has the meaning specified in Section 2.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Agent” means any of the Program Agent or any Investor Agent and “Agents” means, collectively, the Program Agent and the Investor Agents.

“Allocation Percentage” means, at any time, the sum of the Receivable Interest percentages at such time, based on the information in the most recent Daily Report.

“Alternate Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of:

(a)           the rate of interest most recently announced by The Bank of Tokyo-Mitsubishi UFJ, Ltd. in New York, New York as its Prime Rate; or

(b)           the Federal Funds Rate most recently determined by BTM, plus 1.00%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by The Bank of Tokyo-Mitsubishi UFJ, Ltd. or BTM in connection with extensions of credit.

“Applicable Margin” means, at any time, a rate per annum equal to the greater of (1) the sum of (x) the rate appearing under the caption “Eurocurrency Spread” for the then applicable Index Debt Rating in the definition of “Applicable Rate” in the Credit Facility plus (y) 0.25% and (2) 2.50%.

“Asset Purchase Agreement” means in the case of any Bank which is a member of a Group which includes an Investor, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Receivable Interests, in each case as amended or modified from time to time.

“Assignee Rate” for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus (if such Receivable Interest is not held by Fifth Third) the Applicable Margin at such time; provided, however, that in case of:

(i)           any Fixed Period on or prior to the first day of which an Investor or Bank shall have notified the Program Agent and each Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist),

(ii)           other than with respect to a Fixed Period for the Fifth Third Group, any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

(iii)           other than with respect to any Group with respect to which there is no Investor, any Fixed Period as to which the Program Agent and each Investor Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by the Investor in its Group through the issuance of commercial paper or

(iv)           any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or the Banks is less than $500,000,

the “Assignee Rate” for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period; provided further that the Agents and the Seller may agree in writing from time to time upon a different “Assignee Rate”.

“Assignment and Acceptance” means (i) an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank’s Investor Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto or (ii) a Group Assignment.

“Bank Commitment” of any Bank means, (a) with respect to Fifth Third, $25,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Fifth Third, another Bank, the Investor Agent for Fifth Third and the Program Agent, (b) with respect to BTM, $100,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among BTM, another Bank, the Investor Agent for BTM and the Program Agent or (c) with respect to a Bank (other than BTM) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment; provided that if the Investors (if any) and Banks in any Group (the “Departing Group”) shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit and/or Bank Commitment, as applicable, for their Group, then, if the Investors (if any) and the Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Bank Commitment of each Bank in the Departing Group shall be terminated or reduced (ratably, or as otherwise mutually agreed by such Banks).  Upon such termination or reduction, the Banks in the other Groups shall have the option of increasing their Bank Commitment by up to the full amount of such termination or reduction (the “Bank Commitment Increase Option”).  If, within 30 days of notice from the Departing Group that the Departing Group intends to reduce or terminate its Bank Commitment, the Banks in the other Groups choose not to exercise the Bank Commitment Increase Option in full, the Seller shall be permitted to bring in other financial institutions as Banks and Investors hereunder under the terms herein for the remaining Bank Commitment amount.

“Bank Commitment Increase Option” has the meaning specified within the definition of “Bank Commitment” in this Section 1.01.

“Banks” means BTM and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

“BTM” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, a Japanese banking corporation acting through its New York Branch.

“BTM Group” means Gotham, its Investor Agent and its Related Banks.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Capital” of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by an Investor or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(d); provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Cash Collateral Account” has the meaning specified in Section 6.08.

“Cash Collateral Agreement” has the meaning specified in Section 6.08.

“Cash Collateral Bank” has the meaning specified in Section 6.08.

“Cash Control Triggering Event” means the occurrence of any of the following: (i) (A) the Program Agent shall send a notice of an Event of Termination or (B) an Event of Termination under Section 7.01(g) shall occur, (ii) an Incipient Event of Termination shall occur pursuant to Section 7.01(c), (iii) there shall occur (in the Program Agent’s and each Investor Agent’s reasonable judgment) a material adverse change in collectibility of more than 20% of the Receivables in the Receivables Pool or (iv) a Level II Downgrade Event shall occur.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

“Collection Agent Default” means the occurrence of an Event of Termination described in Sections 7.01(a), 7.01(c), 7.01(e) or 7.01(g), in each case with respect to the Collection Agent.

“Collection Agent Fee” has the meaning specified in Section 2.05(a).

“Collection Delay Period” means 10 days.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

“Commitment Termination Date” means the earliest of (a) September 30, 2011, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller’s request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, each Investor and, with respect to each such Investor, one or more of its Related Banks which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to such Investor’s Investor Purchase Limit to be in effect immediately after giving effect to such extension, shall in their sole discretion consent and if there is no Investor with respect to any Group, each Bank within such Group, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination Date; provided, however, that any failure of any Investor or Bank to respond to the Seller’s request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date (provided that if the Facility Termination Date shall occur solely under clause (d) of such defined term, the Commitment Termination Date shall occur only with respect to the Investor and Banks for which such Facility Termination Date occurred under clause (d)), (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

“Concentration Limit” at any time means (x) for any Group A Obligor, 20%, (y) for any Group B Obligor, 10%, and (z) for any Group C Obligor 5%, or such other higher percentage (“Special Concentration Limit”) for such Obligor or Obligor Group designated by the

Program Agent and each Investor Agent in a writing delivered to the Seller (with a copy to each of the other Agents); provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that the Program Agent and any Investor Agent may reduce or cancel any Special Concentration Limit upon three Business Days’ notice to the Seller (with a copy to each of the other Agents).

“Consolidated EBITDA” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional defined terms used in such definition shall have their meanings as in effect on the Second RPA Amendment Effective Date.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional defined terms used in such definition shall have their meanings as in effect on the Second RPA Amendment Effective Date.

“Consolidated Leverage Ratio” means, at any date, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which the relevant financial information is available.

“Consolidated Total Indebtedness” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional defined terms used in such definition shall have their meanings as in effect on the Second RPA Amendment Effective Date.

“Contract” means an agreement between the Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Program Agent, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

“CP Fixed Period Date” means, for any Receivable Interest, the date of purchase of such Receivable Interest and thereafter the last day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Program Agent, the Investor Agents and the Seller prior to the first day of the preceding Fixed Period for such Receivable Interest or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Seller and the Originator in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

“Credit Facility” means the Credit Agreement dated as of January 20, 2005 among the Originator as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as

Administrative Agent, Fleet National Bank and Citibank, N.A. as Co-Syndication Agents, KeyBank National Association and Suntrust Bank as Co-Documentation Agents and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, as amended, restated, modified or supplemented from time to time, and all agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by the Originator.

“Cure Period” means the period beginning on and including a Pool Non-compliance Date and ending on but excluding the earlier of (a) the first date thereafter on which the Net Receivables Pool Balance equals or exceeds the Required Net Receivables Pool Balance and (b) the Business Day following the delivery of the next Daily Report.

“Daily Report” means a report in substantially the form of Annex A-3 hereto and containing such additional information as the Program Agent or any Investor Agent may reasonably request from time to time, furnished by the Collection Agent to the Program Agent and each Investor Agent pursuant to Section 6.02(g)(iii) following the occurrence of a Level II Downgrade Event.

“Days Sales Outstanding” means, on any date, an amount equal to

[OBPR x 91] + CDP
                                                                     S

where:

OBPR	=	the aggregate Outstanding Balance of all Receivables at the end of the most recently ended month.

S	=	the aggregate Outstanding Balance (in each case at the time of creation) of all Receivables created during the most recently ended three month period.

CDP	=	the Collection Delay Period.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business consistent with past practices), (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Debt Rating” for any Person, means the rating by S&P or Moody’s of such Person’s long-term public senior unsecured non-credit-enhanced debt.

“Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum of the aggregate Outstanding Balances of all Originator Receivables that were Defaulted Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending), or that would have been Defaulted Receivables as of the last day of the applicable month had they not been written off the books of the Originator or the Seller during the applicable month, by (ii) the sum of the aggregate Outstanding Balances of all Originator Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending).

“Defaulted Receivable” means an Originator Receivable:

(i)           as to which any payment, or part thereof, remains unpaid for 91 or more days from the original due date for such payment;

(ii)           as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

(iii)           which, consistent with the Credit and Collection Policy, would be written off the Originator’s or the Seller’s books as uncollectible.

“Deferred Purchase Price” has the meaning specified in the Originator Purchase Agreement.

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balances of all Originator Receivables that were Delinquent Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending) by (ii) the aggregate Outstanding Balances of all Originator Receivables as of the last day of each of the three most recently ended calendar months (including the calendar month then ending).

“Delinquent Receivable” means an Originator Receivable that is not a Defaulted Receivable and:

(i)           as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date for such payment; or

(ii)           which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator or the Seller.

“Departing Group” has the meaning specified within the definition of “Bank Commitment” in this Section 1.01.

“Deposit Date” means each day on which any Collections are deposited in any of the Lock-Box Accounts or on which the Collection Agent shall receive Collections of Pool Receivables.

“Designated Obligor” means, at any time, each Obligor; provided, however, that with respect to any Group C Obligor, if the Program Agent or any Investor Agent has determined to de-designate such Designated Obligor for bona fide credit-related reasons, such Group C Obligor shall cease to be a Designated Obligor upon three Business Days’ notice by such Agent to the Seller and the other Agents.

“Diluted Receivable” means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by the Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by the Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor’s favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Originator Receivables balance sold to the Seller through a reduction in the purchase price for the related Originator Receivable.

“Dilution Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the Originator during the three most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

“Dilution Percentage” means, as of any date, the product of (a) the sum of (i) the product of (x) 1.5, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Factor as of such date.

“Dilution Ratio” means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing (i) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the third calendar month immediately preceding such calendar month.

“Dilution Reserve” means, for any Receivable Interest on any date, (i) if no Level I Downgrade Event shall have occurred and be continuing, an amount equal to:

0.5 x ADR x NPRB

where:

ADR	=	the average Dilution Ratio for the twelve most recently ended months.

NRPB	=	the Net Receivables Pool Balance at the time of computation;

or (ii) if a Level I Downgrade Event shall have occurred and be continuing, an amount equal to:

DP x NRPB

where:

DP	=	the Dilution Percentage for such Receivable Interest on such date.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

“Dilution Volatility Ratio” means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios for each of the twelve most recently ended calendar months, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

“E-Mail Report” has the meaning specified in Section 6.02(g).

“Eligible Assignee” means, with respect to any Group, (i) the Investor Agent for such Group or any of its Affiliates, (ii) any Person managed by such Investor Agent or any of its Affiliates or (iii) any financial or other institution acceptable to such Investor Agent.

“Eligible Investor” means a receivables investment company which (i) in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) has a short-term debt rating of at least A1 from S&P and P1 from Moody’s, (iii) has an office in the United States and (iv) is approved by the Seller, such approval not to be unreasonably withheld or delayed.

“Eligible Receivable” means, at any time, a Receivable:

(i)           the Obligor of which is a United States resident (and shall include without limitation, Government Obligors, state and local governments of jurisdictions located in the United States, or any agency or subdivision thereof) and is not an Affiliate of any of the parties hereto;

(ii)           the Obligor of which, at the later of the date of this Agreement and the date such Receivable is created, is a Designated Obligor;

(iii)           which is not a Defaulted Receivable and the Obligor of which is not the Obligor of any Defaulted Receivables which in the aggregate constitute 25% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

(iv)           which, according to the Contract related thereto, is required to be paid in full within 90 days of the original billing date therefor;

(v)           which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(vi)           which is an “account” within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

(vii)           which is denominated and payable only in United States dollars in the United States;

(viii)           which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

(ix)           which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, the Originator, the Collection Agent (other than a Collection Agent designated by the Program Agent pursuant to Section 6.01 hereof) or the Obligor is in violation of any such law, rule or regulation in any material respect;

(x)           Intentionally omitted;

(xi)           which was generated in the ordinary course of the Originator’s business;

(xii)           which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c);

(xiii)           the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

(xiv)           which satisfies all applicable requirements of the Credit and Collection Policy; and

(xv)           as to which, at or prior to the later of the date of this Agreement and the date such Receivable is created, an Investor Agent has not notified the Seller that such Receivable (or class of Receivables) is no longer acceptable for purchase hereunder by any Investor or any Bank for which such Investor Agent is acting as Investor Agent for bona fide credit-related reasons.

“Eligible Related Bank” means a commercial bank which (i) has combined capital and surplus of at least $250,000,000, (ii) has an office in the United States and (iii) is approved by the Seller, such approval not to be unreasonably withheld or delayed.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Seller, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Seller or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Seller or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Seller or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal form any Plan or Multiemployer Plan; or (g) the receipt by the Seller or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Seller or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Fixed Period, (a) with respect to the BTM Group, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of The Bank of Tokyo-Mitsubishi UFJ, Ltd. in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two

Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period, (b) with respect to the Fifth Third Group, a fluctuating interest rate per annum (which shall be determined on each day during such Fixed Period) equal to the one-month Eurodollar Rate for U.S. dollar deposits as reported on Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 A.M. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Investor Agent of such Group from another recognized source for interbank quotation), in each case, changing when and as such rate changes and calculated as and when such rate changes for purposes of calculating Yield for such day during such Fixed Period, as applicable, and (c) with respect to any other Group, such rate as shall be agreed to in writing by the Seller, the Program Agent and the Investor Agent with respect to such Group.

“Eurodollar Rate Reserve Percentage” of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

“Event of Termination” has the meaning specified in Section 7.01.

“Excluded Receivables” means the indebtedness of (i) KeyTronicEMS Co., (ii) any Obligor located outside of the fifty states of the United States and the District of Columbia, but solely to the extent such indebtedness arises from goods having a final destination or services rendered exclusively outside of the fifty states of the United States and the District of Columbia, (iii) any Obligor of the managed print services business of the Originator (formerly known as Lexmark Solution Services) (but only with respect to such Obligor’s indebtedness to the Lexmark Solution Services business) and (iv) any Obligor of the managed print services business of the Originator in connection with Lexmark Financial Services, LLC (but only with respect to such Obligor’s indebtedness to the Originator in connection with the managed print services business), in each case resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract.

“Facility Termination Date” means, unless extended, the earliest of (a) September 30, 2011 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the date the Asset Purchase Agreement of any Bank expires without being renewed (provided that under this clause (d), the Facility Termination Date shall occur solely with respect to the Investors and Banks in such Bank’s Group).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to:

(a)           the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b)           if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BTM from three federal funds brokers of recognized standing selected by it.

“Fee Agreements” has the meaning specified in Section 2.05(b).

“Fees” has the meaning specified in Section 2.05(b).

“Fifth Third” means Fifth Third Bank.

“Fifth Third Group” means Fifth Third, its Investor Agent and each other Related Bank in such Group.

“Fixed Period” means, with respect to any Receivable Interest:

(a)  in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

(b)  in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate (other than a Receivable Interest held by Fifth Third), each successive period of from one to and including 29 days, or a period of one, two or three months, as the Seller shall select and the Investor Agent for the relevant Investor or Bank may approve on notice by the Seller received by such Investor Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs three Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Eurodollar Rate) or (B) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), except that if such Investor Agent shall not have received such notice, or such Investor Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day; and

(c)  in the case of any Fixed Period in respect of a Receivable Interest held by Fifth Third each successive period consisting initially of the period commencing on the date of purchase of such Receivable Interest and ending on the last day of the calendar month in which such purchase occurred, and thereafter each period commencing on the last day of a calendar month and ending on the last day of the next calendar month;

provided, however, that:

(i)  any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate (other than a Receivable Interest held by Fifth Third), and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(ii)  in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(iii)  in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Program Agent with the consent of the Investor Agents (or, if such Termination Date occurs solely as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all the Groups, as shall be selected by the Investor Agent for the Investor and Banks for which such Facility Termination Date under clause (d) is applicable) or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

“Funds Transfer Letter” means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Program Agent and the Investor Agents, as the same may be amended or restated in accordance with the terms thereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Gotham” means Gotham Funding Corporation, a Delaware corporation and any successor or assign of Gotham which in the ordinary course of its business issues commercial paper or other securities.

“Government Obligor” means an Obligor which is the federal government of the United States of America or a subdivision or agency thereof.

“Group” means (a) the BTM Group, (b) the Fifth Third Group and (c) each other Investor and its Related Banks, or, if there is no Investor in a Group, each Related Bank with respect to such Group, and in either case, the Investor Agent for such Investors and/or Related Banks.

“Group Assignment” means an assignment and acceptance agreement entered into by an Investor (if any), its Related Banks, its Investor Agent, an Eligible Investor (if any), its Eligible Related Banks, its Investor Agent and the Program Agent, pursuant to which such Eligible Investor (if any), Eligible Related Banks and Investor Agent may become parties to this Agreement, in form and substance satisfactory to the parties thereto and the Seller.

“Group A Obligor” means any Obligor whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent’s) unsecured short-term senior non-credit-enhanced debt, is rated no lower than A-1 by S&P and P-1 by Moody’s, if such rating exists, or if such Obligor’s unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody’s, such Obligor’s Debt Rating, if such rating exists, is no lower than A by S&P and A2 by Moody’s; provided, that if none of the foregoing ratings exist, such Obligor shall not be a “Group A Obligor”.

“Group B Obligor” means any Obligor (i) which is not a Group A Obligor and (ii) whose (or if such Obligor is a subsidiary of another Person, whose ultimate parent’s) unsecured short-term senior non-credit-enhanced debt is rated no lower than A-3 by S&P and P-3 by Moody’s, if such rating exists, or if such Obligor’s unsecured short-term senior non-credit-enhanced debt is not rated by either S&P or Moody’s, such Obligor’s Debt Rating is no lower than BBB- by S&P and Baa3 by Moody’s; provided, that if none of the foregoing ratings exist, such Obligor shall not be a “Group B Obligor”.

“Group C Obligor” means any Obligor which is not a Group A Obligor or a Group B Obligor.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Party” has the meaning specified in Section 10.01.

“Insurance Agreement” means a credit insurance policy naming the Seller as the insured that insures payment of Receivables (within certain credit limits) due from certain specified Obligors.

“Insurance Provider” means, with respect to an Insurance Agreement, the insurance company providing insurance thereunder.

“Insured Obligor” means each Obligor whose Receivables are insured pursuant to an Insurance Agreement.

“Insured Receivable” means a Receivable due from an Insured Obligor.

“Insured Receivable Default” means, with respect to an Insured Receivable, an event (such as non-payment of such Receivable or bankruptcy of the Obligor thereon) which entitles the Seller to submit a claim for loss under the Insurance Agreement.

“Investor” means Gotham or an Eligible Investor that shall become a party to this Agreement pursuant to Section 11.03 and all other owners by assignment or otherwise of a Receivable Interest originally purchased by Gotham or such Eligible Investor and, to the extent of the undivided interests so purchased, shall include any participants.

“Investor Agent” means (a) with respect to the BTM Group, BTM,  (b) with respect to the Fifth Third Group, Fifth Third, and (c) with respect to any other Group, the Investor Agent named in the related Group Assignment or, in each case, any successor investor agent designated by the Investors, if any, and Related Banks within a Group.

“Investor Agent’s Account” means (a) with respect to Gotham and its Related Banks, the special account (account number 310035147) of their Investor Agent maintained at the office of BTM at 1251 Avenue of the Americas, New York, New York, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, and (b) with respect to any other Investor and its Related Banks, the special account of their Investor Agent maintained at the office of their Investor Agent identified in the related Group Assignment, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent.

“Investor Purchase Limit” means (a) with respect to the Group which contains Gotham and its Related Banks, $100,000,000, as such amount may be reduced or increased pursuant to any Group Assignment entered into by such Group and (b) with respect to any Additional Group, the amount set forth in the Group Assignment pursuant to which such Group became party to this Agreement, as such amount may be reduced or increased pursuant to any further Group Assignment entered into by such Group.  Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group’s Investor Purchase Limit; provided, that if any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Investor Purchase Limit of the Departing Group shall be so terminated or reduced.  Upon such termination or reduction, the Banks in the other Groups shall have the option of increasing their Investor Purchase Limit by up to the full amount of such termination or reduction (the “Investor Purchase Limit Increase Option”).  If, within 30 days of notice from the Departing Group that the

Departing Group intends to reduce or terminate its Investor Purchase Limit, the Banks in the other Groups choose not to exercise the Investor Purchase Limit Increase Option in full, the Seller shall be permitted to bring in other financial institutions as Banks and Investors hereunder under the terms herein for the remaining Investor Purchase Limit amount.

“Investor Purchase Limit Increase Option” has the meaning specified within the definition of “Investor Purchase Limit” in this Section 1.01.

“Investor Rate” means for any Fixed Period for any Receivable Interest:

(a)           with respect to any Investor other than Gotham, the rate set forth in the related Group Assignment as such Investor’s “Investor Rate”;

(b)           with respect to Gotham, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by Gotham from time to time as interest or otherwise (by means of interest rate hedges or otherwise) in respect of the commercial paper issued by Gotham to fund or maintain the Receivable Interest during the related Fixed Period, as determined by Gotham and reported to the Seller and Investor Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper, to the extent such commissions are allocated, in whole or in part, to such commercial paper by Gotham; provided, however, that if any component of such rate is a discount rate, in calculating the Investor Rate with respect to Gotham, shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Level I Downgrade Event” means the Debt Rating of the Originator is rated lower than BBB- by S&P or lower than Baa3 by Moody’s (and includes each Level II Downgrade Event).

“Level II Downgrade Event” means the Debt Rating of the Originator is rated lower than BB by S&P or lower than Ba2 by Moody’s.

“LIBOR” means the London Interbank Offered Rate.

“Liquidation Day” means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

“Liquidation Fee” means, for (i) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason in any amount on any day other than a Settlement Date or (ii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate (other than a Receivable Interest held by Fifth Third) and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

“Liquidation Period” means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility Termination Date and the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller to the Investors, the Banks, the Investor Agents, the Program Agent and the Collection Agent shall be paid in full.

“Lock-Box Account” means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, in substantially the form of Annex B.

“Lock-Box Bank” means any of the banks holding one or more Lock-Box Accounts.

“Loss Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originator during the four most recently ended calendar months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

“Loss Percentage” means, as of any date, the greatest of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (iii) the highest of the Loss Ratios for the twelve most recently ended calendar months, (b) four times the Concentration Limit applicable to Group C Obligors and (c) 20%.

“Loss Ratio” means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of “Defaulted Receivables”) as at the last day of such month plus (without duplication) write-offs (which are less than 91 days past due) during such month, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding month.

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balances (as of the last day of each of the three most recently ended calendar months (including the calendar month then ending)) of all Originator Receivables written off by the Originator or the Seller, or which should have been written off by the Originator or the Seller in accordance with the Credit and Collection Policy, during each such calendar month by (ii) the aggregate amount of Collections of Originator Receivables actually received during such three calendar month period.

“Loss Reserve” means, for any Receivable Interest on any date, an amount equal to

LP x OBER

where:

LP	=	the Loss Percentage for such Receivable Interest on such date.

OBER	=	the Outstanding Balance of Eligible Receivables calculated at the close of business of the Collection Agent on such date.

“Monthly Report” means a report in substantially the form of Annex A-1 hereto and containing such additional information as the Program Agent or any Investor Agent may reasonably request from time to time, furnished by the Collection Agent to the Program Agent and each Investor Agent pursuant to Section 6.02(g)(i).

“Multiemployer Plan” means a Multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool, (ii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified, (iii) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Originator or the Seller is outstanding at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e), and (iv) the aggregate amount by which the Outstanding Balance of Eligible Receivables the Obligor of which is a Government Obligor exceeds three percent of the Outstanding Balance of Eligible Receivables then in the Receivables Pool.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Group” means the Group A Obligors, Group B Obligors or the Group C Obligors.

“Original Agreement” has the meaning specified in the Preliminary Statements.

“Originator” means Lexmark International, Inc., a Delaware corporation.

“Originator Purchase Agreement” means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originator, as seller, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

“Originator Receivable” means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services by the Originator under a Contract (other than Excluded Receivables), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

“Other Companies” means the Originator and all of its Subsidiaries except the Seller.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage” of any Bank means, (a) with respect to BTM and Fifth Third, the percentage set forth for such Bank on the signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, or such amount as reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Seller or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 or ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool Non-compliance Date” means any day on which the Net Receivables Pool Balance as shown in the most recent Monthly Report (prior to a Level I Downgrade Event), Weekly Report (following a Level I Downgrade Event but prior to a Level II Downgrade Event) or Daily Report (following a Level II Downgrade Event) is less than the Required Net Receivables Pool Balance.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Program Agent” has the meaning specified in the introductory paragraph hereof.

“Purchase Limit” means $125,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b).  In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Purchase Limit shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date), except that the Purchase Limit may be increased by the additional Bank Commitments of Banks in the other Groups and/or other financial institutions as provided under the definition of “Bank Commitment.”  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

“Purchaser Collections” means, as of any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

“Receivable” means any Originator Receivable which has been acquired by the Seller from the Originator by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

“Receivable Interest” means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables.  Such undivided percentage interest shall be computed as

C + YFR + LR + DR
                                                                                                                                                                                 NRPB

where:

C	=	the Capital of such Receivable Interest at the time of computation.

YFR	=	the Yield and Fee Reserve of such Receivable Interest at the time of computation.

LR	=	the Loss Reserve of such Receivable Interest at the time of computation.

DR	=	the Dilution Reserve of such Receivable Interest at the time of computation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under this Agreement.

“Related Bank” means (a) with respect to Gotham, BTM, each Bank which has entered into an Assignment and Acceptance with BTM to be a Bank with respect to the BTM Group, and each assignee (directly or indirectly) of any such Bank which has entered into an Assignment and Acceptance to be a Bank with respect to the BTM Group, and (b) with respect to each other Investor, each Eligible Related Bank identified in the Group Assignment pursuant to which such Investor became a party to this Agreement or, if there is no Investor with respect to a Group, each Eligible Related Bank identified in the Group Assignment pursuant to which such Group became an Additional Group under this Agreement, and, in either case, each Bank which has entered into an Assignment and Acceptance with each such Eligible Related Bank to be a Bank with respect to such Eligible Related Bank’s Group, and each assignee (directly or indirectly) of any such Bank which has entered into an Assignment and Acceptance to be a Bank with respect to such Eligible Related Bank’s Group.

“Related Security” means with respect to any Receivable

(i)           all of the Seller’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

(ii)           all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

(iii)           all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv)           the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Repurchase Date” has the meaning specified in Section 2.13.

“Required Net Receivables Pool Balance” means, as of any day, the sum of (i) the aggregate Reserves for all Receivable Interests calculated as of such day, plus (ii) the aggregate outstanding Capital for all Receivable Interests as of such day. For purposes of such calculation,

Capital shall be reduced by the aggregate amount of funds then held in the Cash Collateral Account, and (to the extent applicable) the Reserves shall be computed on such reduced Capital.

“Reserves” means, with respect to any Receivable Interest as of any day, the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve for such Receivable Interest as of such day.

“Responsible Financial Officer” means, for any Person, its chief financial officer, controller, treasurer or assistant treasurer.

“Revolving Period” means the period beginning on the date of the initial purchase hereunder and terminating at the close of business on the Business Day immediately preceding the date on which the Termination Date shall have occurred for all Receivable Interests.

“S&P” means Standard and Poors, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Second RPA Amendment Effective Date” means October 6, 2006.

“Seller” has the meaning specified in the introductory paragraph hereof.

“Seller Collections” means, with respect to any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) 100% minus the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

“Seller Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Settlement Date” for any Receivable Interest means the 15th day of each calendar month, or, if such day is not a Business Day, the first Business Day after such 15th day.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or the Originator, as the case may be, or one or more Subsidiaries, or by the Seller or the Originator, as the case may be, and one or more Subsidiaries.

“Tangible Net Worth” means at any time the excess of (i) the sum of (a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller plus (c) the outstanding principal amount of Purchaser Loans (as such term is defined in the Originator Purchase Agreement), minus (ii) the sum of (a) Capital plus (b) the Deferred Purchase Price.

“Taxes” has the meaning specified in Section 2.10.

“Termination Date” for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent and the other Investor Agents) at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Program Agent and the Investor Agents at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

“Transaction Document” means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreement, the Cash Collateral Agreement, the Fee Agreements and all amendments to any of the foregoing and all other agreements and documents delivered and/or related hereto or thereto.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Week” means each calendar week beginning on Monday and ending on (and including) the following Sunday.

“Weekly Report” means a report in substantially the form of Annex A-2 hereto and containing such additional information as the Program Agent or any Investor Agent may reasonably request from time to time, furnished by the Collection Agent to the Program Agent and each Investor Agent pursuant to Section 6.02(g)(ii) following the occurrence of a Level I Downgrade Event.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield” means for each Receivable Interest for each Fixed Period:

(i)           for each day during such Fixed Period to the extent an Investor will be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes,

IR x C x ED + LF
                                                                                                                                                                                   360

(ii)           for each day during such Fixed Period to the extent (x) an Investor will not be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes, or (y) a Bank will be funding its portion of such Receivable Interest,

AR x C x ED + LF
                                                                                                                                                                                    360

where:

AR	=	the Assignee Rate for such portion of such Receivable Interest

C	=	the Capital of such portion of such Receivable Interest during such Fixed Period

IR	=	the Investor Rate for such portion of such Receivable Interest for such Fixed Period

ED	=	the actual number of days elapsed during such Fixed Period

LF	=	the Liquidation Fee, if any, for such portion of such Receivable Interest for such Fixed Period provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield and Fee Reserve” means, for any Receivable Interest on any date, an amount equal to

(C x YFRP) + AUYF

where:

C	=	the Capital of such Receivable Interest at the close of business of the Collection Agent on such date.

YFRP	=	the Yield and Fee Reserve Percentage on such date.

AUYF	=	accrued and unpaid Yield, Collection Agent Fee and Fees on such date, in each case for such Receivable Interest.

“Yield and Fee Reserve Percentage” means, on any date, a percentage equal to

[(AER x 1.1) + AM + PF + CAF] x DSO
                                                                                                                                                                              360

where:

AER	=	the one-month Adjusted Eurodollar Rate in effect on such date.

AM	=	the applicable spread or margin over the Eurodollar Rate used in the calculation of the Assignee Rate in effect on such date.

PF	=	the Program Fee (as defined in the Fee Agreement), in effect on such date.

CAF	=	the percentage per annum used in the calculation of the Collection Agent Fee in effect on such date.

DSO	=	the Days Sales Outstanding on such date.

SECTION 1.02  Other Terms.  (a)  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(b) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(c) A reference to an “Article,” “Section” or “Subsection” without further reference to a specific article or section number is a reference to the same Article, Section or Subsection in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions.

(d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as  contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions.

(e) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.

(f) The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01  Purchase Facility.  (a)  On the terms and conditions hereinafter set forth, each Investor may, in its sole discretion, ratably in accordance with the Investor Purchase Limit of its Group, and, if and to the extent such Investor does not make a purchase, the Related Banks for such Investor shall, or if there is no Investor with respect to any Group, each Bank with respect to such Group shall, in either case, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of the Investors) and to the Commitment Termination Date (in the case of the Banks).  Under no circumstances shall the Investors make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

(b) The Seller may at any time after December 31, 2004, upon at least five Business Days’ notice to the Program Agent and the Investor Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

(c) Until the Program Agent (or any Investor Agent with respect to its Investor) gives the Seller the notice provided in Section 3.02(c)(iii), the Program Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.  The Program Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

SECTION 2.02  Making Purchases.  (a)  Each purchase by any of the Investors or the Banks shall be made on at least one Business Day’s notice from the Seller to the Program Agent and each Investor Agent.  Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial “Capital” of the Receivable Interest then being purchased), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Purchase Limit of each Group), (iii) the date of such purchase (which shall be a Business Day), and (iv) if such Receivable Interest is to be purchased by a Group other than the Fifth Third Group and the Assignee Rate based on the Eurodollar Rate is to apply to such Receivable Interest, the duration of the initial Fixed Period for such Receivable Interest.  Each Investor Agent shall promptly notify the Program Agent whether such Investor has determined to make the requested purchase on the terms specified by the Seller.

The Program Agent shall promptly thereafter notify the Seller whether the Investors have determined to make the requested purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Investors.

If any Investor with respect to any Group has determined not to make the entire amount of a proposed purchase requested to be made by it, or if any Group does not have an Investor, the Investor Agent for such Group shall promptly send notice of the proposed purchase to all of the Related Banks with respect to such Group concurrently by telecopier, telex or cable specifying the date of such purchase, the aggregate amount of Capital of Receivable Interest being purchased by such Related Banks (which amount shall be equal to the portion of the initial Capital requested to be funded by such Investor, which such Investor determined not to fund or, in the case of any Group which does not have an Investor, the entire amount of initial Capital allocated to such Group), each such Related Bank’s portion thereof (determined ratably in accordance with its respective Bank Commitment), whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which, in the case of any Group other than the Fifth Third Group, may be selected only if such notice is given at least three Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which, in the case of any Group other than the Fifth Third Group, shall be one day if the Seller has not selected another period).

(b) On the date of each such purchase of a Receivable Interest, the applicable Investors and/or Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Seller in same day funds at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Capital of such Receivable Interest; provided, however, if such purchase is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for a Receivable Interest owned by such Investor pursuant to clause (i)(a) of the definition of Termination Date and any Capital of such Receivable Interest is outstanding on such date of purchase, the Seller hereby directs the applicable Banks to pay the proceeds of such purchase (to the extent of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor) to the relevant Investor Agent’s Account, for application to the reduction of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor.

(c) Effective on the date of each purchase pursuant to this Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Program Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

(d) Notwithstanding the foregoing, (i) no Investor shall make purchases under this Section 2.02 at any time in an amount which would exceed the Investor Purchase Limit of such Investor’s Group and (ii) a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank’s Bank Commitment less the sum of (A) the aggregate outstanding and unpaid amount of any purchases made by such Bank under such Bank’s Asset Purchase Agreement plus (B) such Bank’s ratable share of the aggregate outstanding portion of Capital held by the Investor in such Bank’s Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Capital held by the Investor in such Bank’s Group to be made on the date of such purchase (whether from the distribution of Collections or from the proceeds of purchases by such Bank).  Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

SECTION 2.03  Receivable Interest Computation.  Each Receivable Interest shall be initially computed on its date of purchase.  Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day.  Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant; provided, however, that from and after the date on which the Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date.  Each Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

SECTION 2.04  Settlement Procedures.  (a)  Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement.  The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

(b) So long as no Level II Downgrade Event shall have occurred, the Collection Agent shall, on each Deposit Date, with respect to Collections deposited in any of the Lock-Box Accounts on such Deposit Date or received by the Collection Agent on such Deposit Date (in the following order and priority):

(i) with respect to each Receivable Interest, set aside and hold in trust (and, at the request of the Program Agent following the occurrence and during the continuation of a Collection Agent Default, segregate) for the Investors or the Banks that hold such Receivable Interest and for the Investor Agents, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

(ii) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

(iii) if such day is a Liquidation Day for any one or more Receivable Interests, set aside and hold in trust (and, at the request of the Program Agent, segregate) for the Investors and/or the Banks that hold such Receivable Interests and for the Investor Agents (x) if such day is a Liquidation Day for less than all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests, and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the Capital of such Receivable Interests); provided that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the next succeeding Settlement Date the conditions set forth in Section 3.02 are satisfied or waived by the Program Agent and the Investor Agents, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; and

(iv) during such times as amounts are required to be reinvested in accordance with the foregoing subsection (ii) or the proviso to subsection (iii), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsection (i) above.

(c) If a Level II Downgrade Event shall have occurred and be continuing, the Collection Agent shall comply with the following:

(I)           On each Deposit Date during the Revolving Period, the Collection Agent shall, by no later than 3:00 P.M. (New York City time), deliver to the Program Agent and the Investor Agents the Daily Report for such date.  If the Collection Agent shall fail to deliver the Daily Report on any Deposit Date during the Revolving Period, the Collection Agent shall not be permitted to withdraw any amounts from the Lock-Box Accounts on any date thereafter unless and until the Collection Agent shall be in compliance with this subsection (I) (but subject to the right of the Agent to prohibit withdrawals by the Collection Agent from the Lock-Box Accounts to the extent provided in Section 6.03).

(II)           On the first Business Day following each Deposit Date during the Revolving Period, if the Daily Report for such date shows that no Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

(i) based on the Allocation Percentage on such day, determine the amount of Purchaser Collections and Seller Collections;

(ii) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside and hold in trust (and, at the request of the Program Agent, segregate) for the Investors and Banks that hold Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for the Receivable Interests and not previously withdrawn and set aside;

(iii) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests; provided that, if immediately following any such reinvestment such Deposit Date would be a Pool Non-compliance Date, the Collection Agent shall retain all such remaining Collections in (or, to the extent the Collection Agent has received any such Collections, redeposit such Collections into) the Lock-Box Accounts (and deposit the other such remaining Collections received by it into the Lock-Box Accounts) to be applied pursuant to Section 2.04(c)(III)(iii); and

(iv) remit the Seller Collections to the Seller.

(III)           On the first Business Day following each Deposit Date during the Revolving Period, if the Daily Report for such date shows that a Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

               (i) based on the Allocation Percentage on such day, determine the amount of Purchaser Collections and Seller Collections;

(ii) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside and hold in trust (and, at the request of the Program Agent, segregate) for the Investors and Banks that hold Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for the Receivable Interests and not previously withdrawn and set aside;

(iii) remit to the Cash Collateral Account from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date an amount equal to the lesser of (x) the sum of the remaining Collections in the Lock-Box Accounts (and Collections received by the Collection Agent from the Lock-Box Accounts on such Deposit Date) and the remaining Collections of Pool Receivables received by it on such Deposit Date and (y) an amount equal to the excess of the Required Net Receivables Pool Balance over the Net Receivables Pool Balance;

(iv) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests (for purposes of determining the remainder of Purchaser Collections, any Collections which have previously been applied pursuant to Section 2.04(c)(III)(iii) shall be deemed to be first Seller Collections and then Purchaser Collections); and

(v) remit the Seller Collections to the Seller.

(IV)           On the first Business Day following each Deposit Date during the Liquidation Period, the Collection Agent shall, by no later than 3:00P.M. (New York City time), remit to each Investor Agent’s Account for each Investor Agent all Collections held for such Investor Agent, the Investors and/or the Banks in its Group in the Lock-Box Accounts and such Investor Agent’s pro-rata portion of all Collections of Pool Receivables which the Collection Agent received on such Deposit Date.

(d) The Collection Agent shall deposit into the Investor Agent’s Account for each Investor Agent (i) on each Settlement Date, Collections held for such Investor Agent, the Investors and/or the Banks in its Group during the prior calendar month pursuant to Sections 2.04(b)(i), 2.04(c)(II)(ii) and 2.04(c)(III)(ii), (excluding, however, so long as the Originator is the

Collection Agent, the Collection Agent Fee) and (ii) on the Settlement Date for each Receivable Interest, Collections held for such Investor Agent, the Investors and/or the Banks in its Group that relate to such Receivable Interest pursuant to Section 2.04(b) or (c) (other than as set forth in clause (i)).  After the occurrence and during the continuation of Level I Downgrade Event which is not a Level II Downgrade Event, on the Business Day immediately following the delivery of any Weekly Report which sets forth a Pool Non-Compliance Date as of the close of business on the last Business Day of the preceding Week, and on each Business Day thereafter until a Pool Non-Compliance Date no longer exists, the Collection Agent shall deposit into the Investor Agent’s Account for each Investor Agent Collections set aside for such Investor Agent, the Investors and/or Banks in its Group pursuant to clause (iii) of Section 2.04(b), provided that the aggregate amount deposited pursuant to this sentence with respect to any Weekly Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital, the sum of the Receivable Interests is equal to 100%.  The Collection Agent shall pay to itself on each Settlement Date which is not a Liquidation Day Collections set aside with respect to each Receivable Interest on account of accrued Collection Agent Fee.  On any Business Day on which funds are on deposit in the Cash Collateral Account, the Collection Agent (i) shall, upon written notice from the Program Agent or any of the Investor Agents, and may (if the funds in the Cash Collateral Account exceed $10,000,000), upon written notice to the Program Agent and the Investor Agents, remit such funds from the Cash Collateral Account to the Investor Agent’s Account for each Investor Agent, such remittance to be applied as a reduction of Capital, or (ii) may, following delivery of the Weekly Report or Daily Report to the Program Agent, as the case may be, withdraw from the Cash Collateral Account and remit to the Seller all or a portion of the funds in the Cash Collateral Account; provided that such Weekly Report or Daily Report, as the case may be, shall state that, after taking account of the proposed withdrawal, the Net Receivables Pool Balance on such day will be equal to or greater than the Required Net Receivables Pool Balance, and such Weekly Report or such Daily Report, as the case may be, shall set forth the calculation supporting such statement.

(e) Upon receipt of funds deposited into the Investor Agent’s Account, the relevant Investor Agent shall distribute them as follows:

(i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors or the Banks in its Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield and Fees and then to the Collection Agent in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in its Group; provided, that if such distribution related to Collections remitted from the Cash Collateral Account, such distribution shall be paid to the Investors and the Banks in its Group that hold the Receivable Interest in respect thereof, in reduction of Capital.

(ii) if such distribution occurs on a Liquidation Day, first to the Investors or the Banks in its Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield and Fees, second to such Investors and/or Banks in reduction to zero of all Capital, third to such Investors, Banks or such Investor Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in its Group.

After the Capital, Yield, Fees and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors, the Banks, the Investor Agents or the Program Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

(f) For the purposes of this Section 2.04:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected or returned merchandise or services, or any cash discount, discount for quick payment or other adjustment made by the Seller or the Originator, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

(ii) if on any day upon each purchase or reinvestment (A) any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable or (B) the Investors or the Banks, as the case may be, shall not acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, then the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

(iii) except as provided in subsection (i) or (ii) of this Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

(iv) if and to the extent the Program Agent, any of the Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Program Agent, such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(g) In the event that the Program Agent or any Investor Agent receives Collections in respect of any Receivable directly from an Obligor, such Agent shall, at its option, either (i) promptly forward such Collections to the Collection Agent (and the Collection Agent shall apply such Collections in accordance with this Section 2.04) or (ii) promptly apply such Collections in accordance with this Section 2.04 in the same manner that Collection Agent would apply such Collections.

SECTION 2.05  Fees.  (a)  Each Investor and Bank shall pay to the Collection Agent a fee (the “Collection Agent Fee”) of l/2 of 1% per annum on the average daily Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest.  Upon three Business Days’ notice to the Program Agent and each Investor Agent, the Collection Agent (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool.  The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04.  So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the “Collection Agent Fee” pursuant to Section 6.03 of the Originator Purchase Agreement, provided that such obligation of the Seller shall in no event be reduced below zero.

(b) The Seller shall pay to the Investor Agents certain fees (collectively, the “Fees”) in the amounts and on the dates set forth in a separate fee agreement among the Seller, the Program Agent and the Investor Agents, as the same may be amended or restated from time to time (the “Fee Agreements”).

SECTION 2.06  Payments and Computations, Etc.  (a)  All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the applicable Investor Agent’s Account, provided, that all amounts to be deposited into the Cash Collateral Account shall be deposited no later than 12:00 noon (New York City time) on the date when due, and in any event such amounts shall be deposited into the Cash Collateral Account prior to any withdrawal from a Lock-Box Account (other than to directly fund a deposit into the Cash Collateral Account).

(b) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Alternate Base Rate, payable on demand.

(c) All computations of interest under subsection (b) above and all computations of Yield, Fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 2.07  Dividing or Combining Receivable Interests.  Either the Seller or any Investor Agent may, upon notice to the other party (with a copy of such notice to the Program Agent) received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of an Investor Agent giving notice, either (i) divide any portion of a Receivable Interest held by one or more Investors and/or Banks in its Group into two or more Receivable Interests of such Investors and/or Banks having aggregate Capital equal to the Capital of such divided portion of such Receivable Interest, or (ii) combine any two or more portions of Receivable Interests held by one or more Investors and/or Banks in its Group originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests; provided, however, that no Receivable Interest owned by an Investor may be combined with a Receivable Interest owned by any Bank.

SECTION 2.08  Increased Costs.  (a)  If any Investor, any Investor Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor’s commercial paper program) which purchases or which enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an “Affected Person”) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person’s Group), the Seller shall immediately pay to the Investor Agent for such Affected Person’s Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.  A certificate as to such amounts submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person’s Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Program Agent and the Investor Agent for such Investor or such Bank), the Seller shall immediately pay to such Investor Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs.  A certificate as to such amounts submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person’s Group by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.09  Additional Yield on Receivable Interests Bearing a Eurodollar Rate.  The Seller shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period relating to any portion of the Capital of such Investor or Bank in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest.  Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Investor Agent for such Investor or Bank (with a copy to the Program Agent) within 30 days after any Yield payment is made with respect to which such additional Yield is requested.  A certificate as to such additional Yield submitted to the Seller and the Program Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.10  Taxes.  (a)  Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person’s Group).  A certificate as to the amount of such indemnification submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person’s Group by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

(d) Each Affected Person which is organized outside the United States and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate.   Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(e) The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (d) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes; provided, that the Seller shall not be required to incur any out-of-pocket expenses for complying with the previous proviso.

SECTION 2.11  Security Interest.  As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, and hereby grants to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, a security interest in, all of the Seller’s right, title and interest in and to (A) the Originator Purchase Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, owned by the Seller and not otherwise purchased under this Agreement, (C) the Lock-Box Accounts and the Cash Collateral Account and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

SECTION 2.12  Sharing of Payments.  If any Investor or any Bank (for purposes of this Section only, referred to as a “Recipient”) shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Capital of, or Yield on, any Receivable Interest or portion thereof owned by it in excess of its ratable share of payments made on account of the Capital of, or Yield on, all of the Receivable Interests owned by the Investors and the Banks (other than as a result of a payment of Liquidation Fee or different methods for calculating Yield or payments made to less than all of the Groups as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all of the Groups), such Recipient shall forthwith purchase from the Investors or the Banks which received less than their ratable share participations in the Receivable Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.13  Repurchase Option.  The Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks and to terminate this Agreement upon not less than ten Business Days’ prior written notice to each Agent.  Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”).  On the Repurchase Date, the Seller shall deposit into the Investor Agent’s Account for each Investor Agent in immediately available funds an amount equal to the sum of (i) the aggregate outstanding Capital of the Receivable Interests held by the Investors and/or the Banks in such Investor Agent’s Group, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid Fees owing to such Investors and Banks and such Investor Agent, (iv) the Liquidation Fee (if any) owing to such Investors and Banks in respect of such repurchase and (v) all expenses and other amounts owing to any of such Investors and Banks and such Investor Agent and (if such Investor Agent is the Program Agent) the Program Agent under the Transaction Documents.  Any repurchase pursuant to this Section 2.13 shall be made without recourse to or warranty by the Agents,  the Investors or the Banks.  Further, on the Repurchase Date, the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall occur, the Termination Date for all Receivable Interests shall occur and no further purchases or reinvestments of Collections shall be made hereunder; provided, that the provisions of this Agreement referenced in Section 11.09 shall survive such termination.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01  Conditions Precedent to Initial Purchase.  The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Program Agent and each Investor Agent, as applicable, shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent, as applicable:

(a) Certified copies of the resolutions of the Board of Directors of the Seller and the Originator approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(b) A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying the names and true signatures of the officers of the Seller and the Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder and thereunder.

(c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Originator Purchase Agreement.

(d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller or the Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller.

(e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller or the Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

(f) Intentionally omitted.

(g) A favorable opinion of Pepper Hamilton LLP, counsel for the Seller and the Originator, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

(h) The Fee Agreements.

(i) The Funds Transfer Letter, if applicable.

(j) Intentionally omitted.

(k) A copy of the by-laws of the Seller, certified by the Secretary or Assistant Secretary of the Seller.

(l) (i) A copy of the certificate or articles of incorporation of the Seller (which shall have been amended in a manner satisfactory to the Agent), certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and (ii) a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

SECTION 3.02  Conditions Precedent to All Purchases and Reinvestments.  Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Program Agent and each Investor Agent at least one Business Day prior to such purchase (in the case of a Monthly Report or a Weekly Report) and on the same day of (but prior to) such purchase (in the case of a Daily Report), in form and substance satisfactory to the Program Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii) a completed Weekly Report or if required by Section 6.02(g)(iii) a completed Daily Report, containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, and demonstrating that after giving effect to such purchase no Pool Non-Compliance Date, Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Program Agent and each Investor Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Program Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii) a completed Weekly Report or if required by Section 6.02(g)(iii) a completed Daily Report, in each case containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statements in clause (iii) below is required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Collection Agent (each as to itself) that such statements are then true):

(i) The representations and warranties contained in Sections 4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination,

(iii) The Program Agent shall not have given the Seller at least one Business Day’s notice that the Investors have terminated the reinvestment of Collections in Receivable Interests or, with respect to any reinvestment by a particular Investor, the Investor Agent for such Investor shall not have given the Seller notice that such Investor has terminated the reinvestment of Collections in Receivable Interests (unless such notice has been revoked by such Investor Agent), and

(iv) The Originator shall have sold or contributed to the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables arising on or prior to such date, and

(d) The Program Agent and the Investor Agents shall have received such other approvals, opinions or documents as the Program Agent or any Investor Agent may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Representations and Warranties of the Seller.  The Seller hereby represents and warrants as follows:

(a) The Seller is a corporation duly incorporated and validly existing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (including, without limitation, the State of Delaware) except to the extent that the failure so to be so qualified would not reasonably be expected to materially adversely affect the collectibility of the Receivables in the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller’s charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement).  Each of the Transaction Documents has been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, or to ensure that the Program Agent will have an undivided ownership interest in and to the Receivables, the Related Security and the Collections which is perfected and prior to all other Liens, except for the filing of UCC financing statements which are referred to therein (including, without limitation, the filing of releases of UCC financing statements described in Section 3.01(d) hereof and Section 3.01(d) of the Originator Purchase Agreement).

(d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(e) The balance sheets of the Originator and its Subsidiaries as at December 31, 2008, and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Originator and its Subsidiaries as at March 31, 2009, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of the Originator and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. The balance sheet of the Seller as at December 31, 2008 and as at March 31, 2009, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f) There is no pending or threatened action or proceeding affecting the Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Originator or any of its Subsidiaries or the ability of the Seller or the Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents; neither the Originator nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originator and its Subsidiaries, taken as a whole.

(g) The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(h) Immediately prior to the purchase by the relevant Investors and/or the Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security which are the subject of such purchase free and clear of any Adverse Claim; upon each purchase or reinvestment, the relevant Investors or the Banks, as the case may be, shall acquire an undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto.  No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security

or Collections with respect thereto is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement.

(i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Program Agent, the Investor Agents, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

(k) The names and addresses of all the Lock-Box Banks and the Cash Collateral Bank, together with the account numbers of the Lock-Box Accounts and the Cash Collateral Account of the Seller at such Lock-Box Banks and the Cash Collateral Bank, respectively, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g).

(l) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

(m) The Seller is not known by and does not use any tradename or doing-business-as name.

(n) Immediately prior to the effectiveness of this Agreement the Seller has no Debt, Adverse Claims on any of its assets, liabilities (including contingent obligations) other than accrued administrative expenses (including, without limitation, accrued rent) in an aggregate amount no to exceed $20,000.  The Seller has no Subsidiaries.

(o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller’s abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(p) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value.  Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

SECTION 4.02  Representations and Warranties of the Collection Agent.  The Collection Agent (so long as the Originator or its designee is the Collection Agent) hereby represents and warrants as follows:

(a) The Collection Agent is a corporation duly incorporated and validly existing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (including without limitation, the State of Delaware) except to the extent that the failure so to be so qualified would not reasonably be expected to materially adversely affect the collectibility of the Receivables in the Receivables Pool or the ability of the Collection Agent to perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent’s charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.  This Agreement has been duly executed and delivered by the Collection Agent.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

(d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms.

(e) The balance sheets of the Collection Agent and its Subsidiaries as at December 31, 2008, and the related statements of income and retained earnings of the Collection Agent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Program Agent and each Investor Agent, and the balance sheets of the Collection Agent and its

Subsidiaries as at March 31, 2009, copies of which have been furnished to the Program Agent, in each case, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent. The balance sheet of the Seller as at December 31, 2008 and as at March 31, 2009, a copy of each of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with GAAP, and since March 31, 2009 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f) There is no pending or threatened action or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent  or any of its Subsidiaries or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

(g) On the date of each purchase and reinvestment (and after giving effect thereto), the Net Receivables Pool Balance is not less than the Required Net Receivable Pool Balance.

(h) Immediately prior to the effectiveness of this Agreement the Seller has no Debt, Adverse Claims on any of its assets, liabilities (including contingent obligations) other than accrued administrative expenses (including, without limitation, accrued rent) in an aggregate amount no to exceed $20,000.

ARTICLE V

COVENANTS

SECTION 5.01  Covenants of the Seller.  Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full:

(a) Compliance with Laws, Etc.  The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

(b) Offices, Records, Name and Organization.  The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or, upon 30 days’ prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States.  The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Program Agent and each Investor Agent with at least 30 days’ prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent to protect and perfect the interest in the Pool Receivables have been taken and completed.  The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy.  The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d) Sales, Liens, Etc.  Except for the ownership and security interests created hereunder in favor of the Program Agent, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof ; provided, however, that following the occurrence of an Insured Receivable Default, the Seller may assign the applicable Insured Receivables to the applicable Insurance Provider pursuant to and in accordance with the terms of the applicable Insurance Agreement; provided further that (i) the Seller shall instruct the Insurance Provider to pay any amounts payable under the Insurance Agreement with respect to the Insured Receivables to a Lock-Box Account, (ii) the Seller or Collection Agent shall notify the Program Agent of any such assignment and the amount expected to be paid by the Insurance Provider in connection therewith, (iii) upon any such permitted assignment of Insured Receivables pursuant to the foregoing proviso, the security interest of the Program Agent therein shall be automatically released and (iv) the Seller shall instruct the Insurance Provider that following payment by the Insurance Provider to the Seller with respect to any Insured Receivables the Insurance Provider shall direct the applicable Insured Obligor to pay the amounts due on such Insured Receivables directly to the Insurance Provider.

(e) Extension or Amendment of Receivables.  Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business or Credit and Collection Policy.  The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

(g) Change in Payment Instructions to Obligors.  The Seller will not add or terminate any bank as a Lock-Box Bank or the Cash Collateral Bank from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Program Agent shall have received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank (or a fully executed Cash Collateral Agreement with the new Cash Collateral Bank).

(h) Deposits to Lock-Box Accounts.  The Seller will instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts.  If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account.

(i) Marking of Records.  At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

(j) Further Assurances. (i)  The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies under this Agreement.  Without limiting the foregoing, the Seller will, upon the request of the Program Agent or any Investor Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests.

(ii)           The Seller authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(k) Reporting Requirements.  The Seller will provide to the Program Agent and the Investor Agents (in multiple copies, if requested by the Program Agent or any Investor Agent) the following:

(i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, consolidated balance sheets of the Originator and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Originator and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible Financial Officer of the Originator;

(ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for the Originator and its Subsidiaries on a consolidated basis, containing financial statements for such year audited by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Program Agent;

(iii) as soon as available and in any event within 60 days after the end of the first three quarters and within 105 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible Financial Officer of the Seller;

(iv) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of a Responsible Financial Officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its security holders, and copies of all reports and registration statements that the Originator or any of its Subsidiaries files with the SEC or any national securities exchange;

(vi) promptly after the Seller obtains knowledge thereof, notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Seller and any ERISA Affiliates in an aggregate amount exceeding $25,000,000;

(vii) at least 30 days prior to any change in the name or jurisdiction of organization of the Originator, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

(viii) promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Originator Purchase Agreement or any “Event of Default” under the Credit Facility;

(ix) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Originator Receivables;

(x) at the earlier of the time of the delivery of the financial statements provided for in clauses (i), (ii) and (iii) of this paragraph or the date on which such financial statement are required to be delivered, a certificate of a Responsible Financial Officer of the Seller to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(xi) promptly after receipt thereof, copies of all notices received by the Seller from the Originator under the Originator Purchase Agreement;

(xii) promptly after the Seller obtains knowledge thereof, notice that the aggregate Outstanding Balance of Originator Receivables is greater than $450,000,000; and

(xiii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Program Agent or any Investor Agent may from time to time reasonably request.

(l) Corporate Separateness.  (i)  The Seller shall at all times maintain at least one independent director who is not currently and has not been during the five years preceding the date of this Agreement an officer, director, employee or shareholder of an Affiliate of the Seller or any Other Company.

(ii) The Seller shall not direct or participate in the management of any of the Other Companies’ operations or of any other Person’s operations.

(iii) The Seller shall conduct a portion of its business from an office separate from that of the Other Companies and any other Person (but which may be located in the same facility as one or more of the Other Companies).  The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person.

(iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

(v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(vi) The Seller shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies.  The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Companies.  The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies.

(vii) The Seller shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person.

(viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company or any other Person.

(ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies other than Purchaser Loans on the terms and conditions set forth in the Originator Purchase Agreement.

(x) The Seller shall comply with all requirements of the laws of the State of Delaware with respect to its corporate formation and maintenance of its independent corporate existence.

(xi) The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

(xii) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

(xiii) The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the “true sale/non-consolidation”  opinion of Pepper Hamilton LLP delivered pursuant to Section 3.01(g) and designated as Annex C to this Agreement.

(m) Originator Purchase Agreement.  The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement (provided that the Seller may extend the “Facility Termination Date” thereunder) or waive the occurrence of any “Event of Termination” under the Originator Purchase Agreement, without in each case the prior written consent of the Program Agent and each Investor Agent.  The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

(n) Nature of Business.  The Seller will not engage in any business other than the purchase or acquisition of Receivables, Related Security and Collections from the Originator and the transactions contemplated by this Agreement.  The Seller will not create or form any Subsidiary.

(o) Mergers, Etc.  The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

(p) Distributions, Etc.  The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends or return capital on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Seller’s incorporation, and (iii) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

(q) Debt.  The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the Deferred Purchase Price.

(r) Certificate of Incorporation.  The Seller will not amend or delete Articles THIRD, FIFTH, SEVENTH, TENTH, ELEVENTH, TWELFTH or FOURTEENTH of its certificate of incorporation.

(s) Tangible Net Worth.  The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

(t) Misdirected Payments. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.  The Seller shall use commercially reasonable efforts (including, without limitation, sending notices from time to time to any Person depositing or crediting to any Lock-Box Account cash or cash proceeds which are not Collections of Receivables) to prevent cash or cash proceeds other than Collections of Receivables from being deposited or credited to any Lock-Box.

(u) No Commingling. In the event that any cash or cash proceeds other than Collections of Receivables are deposited or credited to any Lock-Box Account, the Seller shall, or shall cause, such cash or cash proceeds to be identified and withdrawn from the Lock-Box Account within three Business Days of such deposit or credit.

(v) Insurance Agreement. All premiums for any Insurance Agreement will be paid by the Seller and will be paid from the Seller’s own funds.

SECTION 5.02  Covenant of the Seller and the Originator.  Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full, each of the Seller and the Originator will, at their respective expense (other than expenses incurred in connection with the Program Agent’s routine annual due diligence visit), from time to time during regular business hours as requested by the Program Agent or any Investor Agent, permit the Program Agent, any Investor Agent or their respective agents or representatives (including independent public accountants, which may be the Seller’s or the Originator’s independent public accountants), (i) to conduct, on a reasonable and customary basis, periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s or the Originator’s performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or the Originator, as the case may be, having knowledge of such matters.  In addition, upon the Program Agent’s or any Investor Agent’s request at least once per year, the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Program Agent, be the Seller’s regular independent public accountants), or utilize the Program Agent’s representatives or auditors, to prepare and deliver to the Program Agent and each Investor Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably and customarily requested by the Program Agent and the Investor Agents.

ARTICLE VI

ADMINISTRATION AND COLLECTION

OF POOL RECEIVABLES

SECTION 6.01  Designation of Collection Agent.  The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time.  Until the Program Agent gives notice to the Seller and the Investor Agents of the designation of a new Collection Agent (which notice may only be given following the occurrence of a Collection Agent Default), the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof.  The Program Agent, at any time after the occurrence of a Collection Agent Default, may designate, with the consent of the Investor Agents, as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof.  The Collection Agent may, with the prior consent of the Program Agent and each Investor Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables.  Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof and any such subcontract shall automatically terminate upon designation of a Successor Collection Agent.

SECTION 6.02  Duties of Collection Agent.  (a)  The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  The Seller, the Program Agent, the Investor Agents, the Banks and the Investors hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts.  In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors, the Banks, the Investor Agents and the Program Agent.  The Collection Agent shall also take such actions and provide such notices as are required pursuant to any Insurance Agreement in order to obtain payment thereunder with respect to any Insured Receivables as to which an Insured Receivable Default has occurred.

(b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

(c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Originator, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Originator deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

(d) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.  The Collection Agent shall mark the Seller’s master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests therein have been sold and, at the request of the Program Agent, shall mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with such a legend.

(e) The Collection Agent shall, within three Business Days following receipt thereof, turn over to the Originator any cash collections or other cash proceeds received with respect to Excluded Receivables, and, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f) The Collection Agent shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Banks and the Investor Agents pursuant to Section 2.04.

(g) (i)           On or prior to the 15th calendar day of each month (or if such day is not a Business Day, the next Business Day), the Collection Agent shall prepare and forward to the Program Agent and each Investor Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.

(ii) If a Level I Downgrade Event (but no Level II Downgrade Event) shall have occurred and be continuing, on or prior to the close of business on the second Business Day of each Week, the Collection Agent shall prepare and forward to the Program

Agent and each Investor Agent a Weekly Report which shall contain information related to the Receivables current as of the close of business on the last Business Day of the preceding Week.

(iii) If a Level II Downgrade Event shall have occurred and be continuing, the Collection Agent shall, by no later than 3:00 P.M. (New York City time) on each Business Day, prepare and forward to the Program Agent and each Investor Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

The Collection Agent may elect  to transmit Seller Reports to the Program Agent and each Investor Agent by electronic mail (each an “E-Mail Seller Report”) provided, that (i) the Collection Agent shall (A) make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Program Agent and each Investor Agent) to enable the Collection Agent to generate digital signatures and (B) safeguard the keys, access codes or other means of generating its digital signature, (ii) each E-Mail Seller Report shall be (A) formatted as the Program Agent and each Investor Agent may designate from time to time and shall be digitally signed and (B) sent to the Program Agent and each Investor Agent at an electronic mail address designated by such Agent, and (iii) the Program Agent and each Investor Agent (A) shall be authorized to rely upon such E-Mail Seller Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to such Agent in accordance with the terms of this Agreement and (B) may, upon notice in writing to the Collection Agent and the Seller, terminate the right of the Collection Agent to transmit E-Mail Seller Reports.

SECTION 6.03  Certain Rights of the Agents.  (a)  The Program Agent shall not deliver to the Lock-Box Banks the Notices of Effectiveness attached to the Lock-Box Agreements unless and until a Cash Control Triggering Event shall have occurred.  The Seller hereby transfers to the Program Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments and the Cash Collateral Account.

(b) At any time following a Cash Control Triggering Event:

(i) The Program Agent may notify the Obligors of Pool Receivables (with a copy to the Investor Agents), at the Seller’s expense, of the ownership of Receivable Interests under this Agreement and direct that all payments  be made directly to the Program Agent or its designee.

(ii) At the Agents’ request and at the Seller’s expense, the Seller shall notify each Obligor of Pool Receivables (with a copy to the Program Agent and each Investor Agent) of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Program Agent or its designee.

(iii) At the Program Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee.

(iv) The Seller authorizes the Program Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

SECTION 6.04  Rights and Remedies.  (a)  If the Collection Agent fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent’s costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

(b) The Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Program Agent on behalf of the Investors, the Banks and the Investor Agents of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts.  Neither the Program Agent, the Investors, the Banks nor the Investor Agents shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

(c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of Article VI of this Agreement shall control.

SECTION 6.05  Further Actions Evidencing Purchases.  The Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may, to its knowledge, be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder.  Without limiting the foregoing, the Originator will (i) upon the request of the Program Agent or any Investor Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable

Interests therein have been sold; and (iii) upon an Event of Termination and the request of the Program Agent or any Investor Agent, mark conspicuously each invoice evidencing each Pool Receivable with such a legend.

SECTION 6.06  Covenants of the Collection Agent and the Originator (a) Audits.  The Collection Agent will, from time to time during regular business hours as requested by the Program Agent or any Investor Agent, on a reasonable and customary basis, permit the Program Agent or such Investor Agent, or their agents or representatives (including independent public accountants, which may be the Collection Agent’s independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent’s performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

(b) Change in Credit and Collection Policy.  The Originator will not make any change in the Credit and Collection Policy that would impair the collectibility of any Pool Receivable or the ability of the Originator (if it is acting as Collection Agent) to perform its obligations under this Agreement. In the event that the Collection Agent or the Originator makes any change to the Credit and Collection Policy, it shall, within five Business Days of such change, provide the Program Agent and each Investor Agent with an updated Credit and Collection Policy and a summary of all material changes.

SECTION 6.07  Indemnities by the Collection Agent.  Without limiting any other rights that the Program Agent, any Investor Agent, any Investor, any Bank or any of their respective Affiliates (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

(i) any representation made or deemed made by the Collection Agent pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

(ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

(iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(iv) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

(v) the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

(vi) any action or omission by the Collection Agent reducing or impairing the rights of the Program Agent, the Investor Agents, the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

(vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

(viii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.

SECTION 6.08  Cash Collateral Account.  Within 10 Business Days following a Level I Downgrade Event (and in any event within two Business Days following a Level II Downgrade Event), the Collection Agent shall establish and maintain or cause to be established and maintained in the name of the Seller, for the benefit of the Investor Agents, the Investors and the Banks and under the sole dominion and control of the Program Agent, with a financial institution acceptable to the Program Agent and each Investor Agent a segregated interest bearing deposit account (the “Cash Collateral Account”, and such financial institution holding such account a “Cash Collateral Bank”).  Such Cash Collateral Account shall be subject to a Cash Collateral Agreement in form and substance satisfactory to the Program Agent, each Investor Agent, the Seller, the Collection Agent and the Cash Collateral Bank (the “Cash Collateral Agreement”).

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01  Events of Termination.  If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) The Collection Agent (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clauses (ii), (iii), (iv), (v) or (vi) of this subsection (a)) and such failure shall remain unremedied for 10 Business Days, (ii) shall fail to make when due any payment or deposit with respect to Fees or Yield to be made by it under this Agreement and such failure shall remain unremedied for one Business Day after notice thereof has been delivered by the Program Agent or any Investor Agent, (iii) shall fail to make when due any payment or deposit with respect to Capital to be made by it under this Agreement, (iv) (A) shall fail to deliver when due any Weekly Report or Daily Report and such failure shall remain unremedied for more than two Business Days, in the case of a Weekly Report, or for more than one Business Day, in the case of a Daily Report, or (B) shall fail to deliver when due more than two Weekly Reports in any calendar month or more than two Daily Reports in any calendar week, (v) shall fail to deposit into the Cash Collateral Account, when due, the correct amount of any deposit required to be made into such account, or (vi) shall fail to perform or observe any term, covenant or agreement contained in Sections 6.02 or 6.08 (other than as set forth in clauses (ii), (iii), (iv) or (v) of this subsection) and such failure shall remain unremedied for more than five Business Days; or

(b) The Seller shall fail to make any payment required under Section 2.04(f) on the Business Day on which the next payment in respect of Capital is required to be made hereunder; or

(c) Any representation or warranty made or deemed made by the Seller or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, however, the making or deemed making of a incorrect or untrue representation or warranty with respect to clause (iii)(2) of Section 4.01(b) or Sections 4.01(d), (e), (f), (g), (i), (j), (k) or (m), or clause (iii)(2) of Section 4.02(b) or Sections 4.02(d), (e) or (f) shall not constitute an Event of Termination so long as within 10 Business Days after the earliest date on which the Seller, the Originator or the Collection Agent obtains knowledge or receives notice that any such representation or warranty is incorrect or untrue (i) the Program Agent and each Investor Agent expressly waives in writing (at its sole and absolute discretion), the Event of Termination which would otherwise arise therefrom or (ii) the outstanding Capital hereunder is reduced to $0; or

(d) The Seller or the Originator (i) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than as referred to in clauses (ii),  (iii) or (iv) of this subsection (d)) on its part to be performed or observed, (ii) shall fail to make when due any payment or deposit with respect to Fees or Yield to be made by it under this Agreement and such failure shall remain unremedied for one Business Day after notice thereof has been delivered by the Program Agent or any Investor Agent, (iii) shall fail to make when due any payment or deposit with respect to Capital to be made by it under this Agreement, or (iv) shall fail to perform or observe any term, covenant or agreement contained in (x) Section 5.01 (b), (e), (g), (h),(k)(vii), (t) or Section 5.02 and such failure shall remain unremedied for 10 Business Days from the earliest date that the Seller, the Originator or the Collection Agent obtains knowledge or receives notice of such failure (provided, that with respect to Section 5.01(g) and (h) no such grace period shall apply if the aggregate amount of Collections subject to such failure shall exceed $1,000,000, and provided, further, that with respect to Section 5.01(t) no such grace period shall apply if the aggregate amount of Collections subject to such failure shall exceed $10,000,000) or (y) Section 5.01(a), (c), (f), (i), (k)(i), (k)(ii), (k)(iii), (k)(v), (k)(vi), (k)(x), (k)(xi) and (k)(xiii) and such failure shall remain unremedied for 20 Business Days from the earliest date that the Seller, the Originator or the Collection Agent obtains knowledge or receives notice of such failure; or

(e) The Collection Agent or the Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

(g) The Seller, Collection Agent or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or the Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

(h) As of the last day of any calendar month, (i) the three-month rolling weighted average Dilution Ratio shall exceed 18%, (ii) the Default Ratio shall exceed 6%, (iii) the Delinquency Ratio shall exceed 6% or (iv) the Loss-to-Liquidation Ratio shall exceed 1.0%; provided, however, the foregoing shall not constitute an Event of Termination so long as within 10 Business Days after the earlier of (A) the date that the Seller Report setting forth such calculations is required to be delivered by the Collection Agent pursuant to Section 6.01(g) and (B) the actual date of delivery of such Seller Report, either (i) the Program Agent and each Investor Agent expressly waives in writing, the Event of Termination which would otherwise arise therefrom or (ii) the outstanding Capital hereunder is reduced to $0; or

(i) (A) Prior to the occurrence of a Level I Downgrade Event, the sum of the Receivable Interests shall on any Business Day be greater than 100% and shall remain greater than 100% for a period of five consecutive Business Days; (B) after the occurrence and during the continuation of a Level I Downgrade Event (so long as no Level II Downgrade Event shall have occurred), the Net Receivables Pool Balance is less than the Required Net Receivables Pool Balance as of the close of business on the last Business Day of any Week and the Net Receivables Pool Balance shall remain less than the Required Net Receivables Pool Balance for a period of one Business Day after the delivery of the Weekly Report for such Week; or (C) after the occurrence and during the continuation of a Level II Downgrade Event, the Net Receivables Pool Balance is less than the Required Net Receivables Pool Balance as of the close of business on any Business Day and the Net Receivables Pool Balance shall remain less than the Required Net Receivables Pool Balance for a period of one Business Day after the delivery of the Daily Report for such Business Day;

(j) There shall occur any event which may (in the Program Agent and each Investor Agent’s reasonable judgment) materially adversely affect (i) the collectibility of more than 20% of the Receivables in the Receivables Pool or (ii) the ability of the Seller or the Collection Agent to collect Receivables which constitute more than 20% of the Receivables which are Pool Receivables or otherwise perform its obligations under this Agreement; provided, however, the foregoing clause (i) shall not constitute an Event of Termination so long as within 10 Business Days thereafter, either (A) the Program Agent and each Investor Agent expressly waives in writing, the Event of Termination which would otherwise arise therefrom or (B) the outstanding Capital hereunder is reduced to $0; or

(k) An “Event of Termination” or “Facility Termination Date” shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect, or the Seller or Originator shall state so in writing; or

(l) All of the outstanding capital stock of the Seller shall cease to be owned, directly or indirectly, by the Originator; or

(m) (i) The Consolidated Leverage Ratio shall exceed 3.0:1.0 at any time or (ii) the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Originator shall be less than 4.00:1.00; or

(n) a Collection Agent Default shall occur;

then, and in any such event, any or all of the following actions may be taken by notice to the Seller:  (x) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) without limiting any right under this Agreement to replace the Collection Agent, the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, designate another Person to succeed the Originator as the Collection Agent so long as a Collection Agent Default shall have occurred and be continuing; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Program Agent or its designee shall become the Collection Agent.  Upon any such declaration or designation or upon such automatic termination, the Investors, the Banks, the Investor Agents and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

THE PROGRAM AGENT

SECTION 8.01  Authorization and Action.  Each Investor and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.  The Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Program Agent.  The Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or the Originator.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

SECTION 8.02  Program Agent’s Reliance, Etc.  Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program Agent’s servicing, administering or collecting Pool Receivables as Collection Agent) or any other Transaction Document, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Program Agent:  (a) may consult with legal counsel (including counsel for any Investor Agent, the Seller and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Agent, Investor or Bank (whether written or oral) and shall not be responsible to any Investor Agent, Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent; (d) shall not be responsible to any Investor Agent, Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03  BTM and Affiliates.  BTM and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent or any Obligor or any of their respective Affiliates, all as if BTM were not the Program Agent and without any duty to account therefor to the Investor Agents, the Investors or the Banks.

SECTION 8.04  Indemnification of Program Agent.  Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Seller or the Originator), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent’s gross negligence or willful misconduct.

SECTION 8.05  Delegation of Duties.  The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.06  Action or Inaction by Program Agent.  The Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the Banks, as it deems appropriate.  The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors, Banks, the Program Agent and the Investor Agents.

SECTION 8.07  Notice of Events of Termination.  The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless the Program Agent has received notice from any Investor Agent, Investor, Bank, the Collection Agent, the Originator or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination.  If the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent whereupon each Investor Agent shall promptly give notice thereof to its respective Investors and Related Banks.  The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investor Agents (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Investors and Banks.

SECTION 8.08  Non-Reliance on Program Agent and Other Parties.  Each Investor Agent, Investor and Bank expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Seller or the Originator, shall be deemed to constitute any representation or warranty by the Program Agent.  Each Investor and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between such Investor and its Investor Agent) or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and the Originator, and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document.  Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Investor Agent, Investor or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Investor or Bank with any information concerning the Seller or the Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 8.09  Successor Program Agent.  The Program Agent may, upon at least thirty (30) days’ notice to the Seller and each Investor Agent, resign as Program Agent.  Such resignation shall not become effective until a successor agent is appointed by the Investor

Agents (with the approval of the Seller, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) and has accepted such appointment.  Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Program Agent’s resignation hereunder, the provisions of this Article VIII and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

SECTION 8.10  Reports and Notices.  The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Seller or the Collection Agent hereunder (other than any notices received by the Program Agent referred to in any of the definitions of Assignee Rate, Investor Rate or Fixed Period) which are not otherwise required to be provided by the Seller or the Collection Agent directly to the Investor Agents in accordance with the terms hereof.

ARTICLE IX

THE INVESTOR AGENTS

SECTION 9.01  Authorization and Action.  Each Investor and each Bank which belongs to the same Group hereby appoints and authorizes the Investor Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  No Investor Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent.  No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or the Originator.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

SECTION 9.02 Investor Agent’s Reliance, Etc.

  No Investor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (i) with the consent or at the request or direction of the Investors and Banks in its Group or (ii) in the absence of its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, an Investor Agent:  (a) may consult with legal counsel (including counsel for the Program Agent, the Seller, the Collection Agent or the Originator), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Originator or any other Person or to inspect the property (including the books and records) of the Seller, the Originator or the Collection Agent; (d) shall not be responsible to any Investor or any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03  Investor Agent and Affiliates.  With respect to any Receivable Interest or interests therein owned by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent.  Each Investor Agent and any of its Affiliates may generally engage in any kind of business with the Seller, the Originator, the Collection Agent or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any other Originator, the Collection Agent or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Investors or Banks.

SECTION 9.04  Indemnification of Investor Agents.  Each Bank in any Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Seller or the Originator), ratably according to the proportion of the Percentage of such Bank to the aggregate Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor Agent’s gross negligence or willful misconduct.

SECTION 9.05  Delegation of Duties.  Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Investor Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06  Action or Inaction by Investor Agent.  Each Investor Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investors and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate.  Each Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investors and Banks in its Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors and Banks in its Group.

SECTION 9.07  Notice of Events of Termination.  No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Investor or Bank, the Collection Agent, the Originator or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination.  If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Investors and Banks in its Group and to the Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent).  The Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investors and Banks in its Group (subject to the other provisions of this Article IX), but until such Investor Agent receives such directions, such Investor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Investor Agent deems advisable and in the best interests of the Investors and Banks in its Group.

SECTION 9.08  Non-Reliance on Investor Agent and Other Parties.  Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of such Investor Agent’s or Affiliate’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Investor Agent hereafter taken, including any review of the affairs of the Seller, the Collection Agent or the Originator, shall be deemed to constitute any representation or warranty by such Investor Agent.  Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group represents and warrants to the Investor Agent for such Group that, independently and without reliance upon such Investor Agent, any of its Affiliates, any other Investor Agent, the Program Agent or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Originator and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document.  Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Investor or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Investor or Bank in its Group with any information concerning the Seller, the Originator or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 9.09  Successor Investor Agent.  Any Investor Agent may, upon at least thirty (30) days’ notice to the Program Agent, the Seller and the Investors and Banks in its Group, resign as Investor Agent for its Group.  Such resignation shall not become effective until a successor investor agent is appointed by the Investors and Banks in such Group and has accepted such appointment.  Upon such acceptance of its appointment as Investor Agent for such Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring Investor Agent shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Investor Agent’s resignation hereunder, the provisions of this Article IX and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

SECTION 9.10  Reliance on Investor Agent.  Unless otherwise advised in writing by an Investor Agent or by any Investor or Bank in such Investor Agent’s Group, each party to this Agreement may assume that (i) such Investor Agent is acting for the benefit and on behalf of each of the Investors and Banks in its Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Investors and Banks in its Group.

ARTICLE X

INDEMNIFICATION

SECTION 10.01  Indemnities by the Seller.  Without limiting any other rights that the Program Agent, the Investor Agents, the Investors, the Banks or any of their respective Affiliates (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent found by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract.  Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the characterization in any Seller Report or other written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Seller Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

(ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

(iii) the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iv) the failure to vest in the Investors or the Banks, as the case may be, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

(vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

(viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(ix) the commingling of Collections of Pool Receivables at any time with other funds;

(x) any third party investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract (excluding any collection costs of the Program Agent, the Investor Agents, the Investors or the Banks arising directly from the financial inability of an Obligor to pay in respect of any Receivable);

(xi) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document;

(xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

(xiii) the failure of the Seller or the Originator to comply with any term or provision of any Contract that contains a confidentiality provision that purports to restrict the ability of the Program Agent, the Investor Agents, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by each Investor Agent and the Program Agent (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to each Investor Agent and the Program Agent, affect the rights or duties of the Collection Agent under this Agreement.  No failure on the part of the Investors, the Banks, the Investor Agents or the Program Agent to exercise, and no delay in exercising, any power, right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.02  Notices, Etc.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 11.03  Assignability.  (a)  This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns (prior to an Event of Termination or Incipient Event of Termination, with the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed; provided that assignments to any Investor Agent, the Program Agent or an Affiliate of such Agents or to a receivables securitization company administered by any Investor Agent, the Program Agent or an Affiliate of such Agents shall not require such consent).  Each assignor of a Receivable Interest or any interest therein shall notify the Program Agent, its Investor Agent and the Seller of any such assignment.  Each assignor of a Receivable Interest or any interest therein may, in connection with any such assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Program Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller or the Originator received by it from any of the foregoing entities.

(b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it) (prior to an Event of Termination or Incipient Event of Termination, with the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed; provided that assignments to any Investor Agent, the Program Agent or an Affiliate of such Agents shall not require such consent).  The parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor’s Investor Agent) an Assignment and Acceptance.  In addition, any Bank may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Program Agent.

(c) This Agreement and the rights and obligations of the Agents herein shall be assignable by the Agents and their successors and assigns.

(d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent or any Investor Agent.

(e) An Investor, each of its Related Banks or, if there is no Investor with respect to any Group, the Related Banks with respect to such Group, and the Investor Agent for such Group may concurrently assign all or a portion of their respective rights and obligations hereunder (including such Investor’s Investor Purchase Limit, each such Related Bank’s Bank Commitment and any Receivable Interest owned by them) to an Eligible Investor (if any), one or more Eligible Related Banks and their designated Investor Agent, respectively, thereby adding an Additional Group to this Agreement; provided, however, that:

(i)           the parties to each such assignment shall execute and deliver to the Program Agent, for its acceptance and recording in the Register, a Group Assignment, together with a processing and recordation fee of $2,500;

(ii)           the amount of the Investor Purchase Limit (if any) being assigned pursuant to each such assignment shall be equal to the aggregate Bank Commitments being assigned pursuant to such Group Assignment, which shall in no event be less than 20% of the Purchase Limit; and

(iii)           the purchase price for such assignment shall be equal to the Capital of the portion of the Receivable Interests assigned plus accrued and unpaid Yield and Fees thereon and shall be paid in immediately available funds on the effective date specified in such Group Assignment to the Investor Agent for the assignor Investor and its Related Banks.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Group Assignment, (x) the Eligible Investor (if any), Eligible Related Banks and Investor Agent named therein shall be parties to this Agreement and, to the extent that rights and obligations hereunder have been assigned to them pursuant to such Group Assignment, have the rights and obligations of an Investor, a Bank or an Investor Agent hereunder, as applicable, and (y) the assignor Investor, Related Banks and Investor Agent shall, to the extent that rights and obligations hereunder have been assigned by them pursuant to such Group Assignment, relinquish such rights and be released from such obligations under this Agreement (and, in the case of a Group Assignment covering all or the remaining portion of the rights and obligations of the members of a Group under this Agreement, such members of the assigning Group shall cease to be parties hereto).

SECTION 11.04  Costs, Expenses and Taxes.  (a)  In addition to the rights of indemnification granted under Section 10.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates with respect thereto and with respect to advising the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b) In addition, the Seller shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of any Investor’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest.

(c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding the cost of auditing an Investor’s books by certified public accountants, the cost of rating an Investor’s commercial paper by independent financial rating agencies and income taxes) incurred by an Investor or any partner or stockholder of an Investor (“Other Costs”), including the taxes (excluding income taxes) resulting from an Investor’s operations, and the reasonable fees and out-of-pocket expenses of counsel for any director, officer or member of an Investor with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to an Investor’s operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to an Investor (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

SECTION 11.05  No Proceedings.  Each of the Seller, the Program Agent, each Investor Agent, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, any Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

SECTION 11.06  Confidentiality.  (a)  The Seller, the Originator and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agents, (ii) to the legal counsel and auditors of the Seller and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Each Investor, each Bank, each Investor Agent and the Program Agent agrees to maintain the confidentiality of all information with respect to the Seller, the Originator or the Receivables Pool (including the Seller Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party’s legal counsel, bank examiners and auditors and to such party’s assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the rating agencies and the providers of credit enhancement or liquidity for each Investor, and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(c) Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.  The preceding sentence is intended to cause this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the U.S. Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

SECTION 11.07  GOVERNING LAW.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE ORIGINATOR PURCHASE AGREEMENT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 11.08  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 11.09  Survival of Termination.  The provisions of Sections 2.08, 2.09, 6.07, 10.01, 11.04, 11.05 and 11.06 shall survive any termination of this Agreement.

SECTION 11.10  Consent to Jurisdiction.  (a)  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Seller, the Collection Agent and the Originator consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02.  Nothing in this Section 11.10 shall affect the right of the Investors, any Bank or any Agent to serve legal process in any other manner permitted by law.

SECTION 11.11  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	LEXMARK RECEIVABLES CORPORATION

By:
Name:
Title:

2215 B-5 Renaissance Dr.
Las Vegas, NV 89119
Facsimile No. 702-966-4247
Telephone No. 702-740-4244
INVESTOR:	GOTHAM FUNDING CORPORATION

By:
Name:
Title:

c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas
New York, New York 10020
Attn: Securitization Group
Facsimile No. 212-782-6998
Telephone No. 212-782-4908
INVESTOR AGENT
AND PROGRAM AGENT:                                                                THE BANK OF TOKYO-MITSUBISHI UFJ,
                                                                                                               LTD., NEW YORK BRANCH

By:

Name:

Title:

                       1251 Avenue of the Americas
                                                                                                                 New York, NY  10020
                                                                                                               Attention:  Securitization Group
                                                                                                               Facsimile No. 212-782-6998
                                                                                                               Telephone No. 212-782-4908

BANK:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:
Name:
Title:

Percentage: 80%

                                                                                                               1251 Avenue of the Americas
                                                                                                               New York, NY  10020
                                                                                                              Attn:  US Corporate Banking
                                                                                                               Facsimile No.   212-782-6440
                                                                                                              Telephone No.  212-782-4307

BANK AND INVESTOR AGENT:	FIFTH THIRD BANK
By:
Name:
Title:

Percentage: 20%

38 Fountain Square Plaza — MD109046
Cincinnati, OH 45202
Attention: Asset Securitization Department
Facsimile No. (513) 534-0319
Telephone No. (513) 534-0836

ORIGINATOR
AND COLLECTION
AGENT:	LEXMARK INTERNATIONAL, INC.

By:
Name:
Title:

740 West New Circle Road
Building 1, Dept. 857
Lexington, Kentucky 40550
Facsimile No. 859-232-5137
Telephone No. 859-232-3645